            _______________________________________________________

                  MOBILE TELECOMMUNICATION TECHNOLOGIES CORP.


                                      AND


                           ________________________
                                    Trustee



                                _______________


                                   Indenture

                            Dated as of __________

                                 ____________



                   4.5% Convertible Subordinated Debentures
                                   due 2003


            _______________________________________________________

                               TABLE OF CONTENTS

                                                                  Page


                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1.    Definitions........................................  1
SECTION 1.2.    Other Definitions..................................  5
SECTION 1.3.    Incorporation by Reference of Trust Indenture Act..  5
SECTION 1.4.    Rules of Construction..............................  6

                                   ARTICLE 2

                                 THE DEBENTURES

SECTION 2.1.    Form and Dating....................................  7
SECTION 2.2.    Execution and Authentication.......................  8
SECTION 2.3.    Registrar, Paying Agent anal Conversion Agent......  8
SECTION 2.4.    Paying Agent to Hold Money in Trust................  9
SECTION 2.5.    Debentureholder Lists..............................  9
SECTION 2.6.    Transfer and Exchange..............................  9
SECTION 2.7.    Replacement Debentures............................. 10
SECTION 2.8.    Outstanding Debentures............................. 10
SECTION 2.9.    Treasury Debentures................................ 10
SECTION 2.10.   Temporary Debentures............................... 11
SECTION 2.11.   Cancellation....................................... 11
SECTION 2.12.   Defaulted Interest................................. 11

                                   ARTICLE 3

                                   REDEMPTION


SECTION 3.1.    Notice to Trustee.................................. 12
SECTION 3.2.    Selection of Debentures to be Redeemed............. 12
SECTION 3.3.    Notice of Redemption............................... 12
SECTION 3.4.    Effect of Notice of Redemption..................... 13
SECTION 3.5.    Deposit of Redemption Price........................ 13
SECTION 3.6.    Debentures Redeemed in Part........................ 13

                                   ARTICLE 4

                                   CONVERSION

SECTION 4.1.    Conversion Privilege............................... 14
SECTION 4.2.    Conversion Procedure............................... 14

SECTION 4.3.    Fractional Shares.................................. 15
SECTION 4.4.    Taxes on Conversion................................ 15
SECTION 4.5.    Company to Provide Stock........................... 15
SECTION 4.6.    Adjustment of Conversion Price..................... 15
SECTION 4.7.    No Adjustment...................................... 18
SECTION 4.8.    Equivalent Adjustments............................. 18
SECTION 4.9.    Adjustments for Tax Purposes....................... 19
SECTION 4.10.   Notice of Adjustment............................... 19
SECTION 4.11.   Notice of Certain Transactions..................... 19
SECTION 4.12.   Effect of Reclassifications, Consolidations,
                Mergers or Sales on Conversion Privilege........... 19
SECTION 4.13.   Trustee's Disclaimer............................... 20
SECTION 4.14.   Voluntary Reduction................................ 21

                                   ARTICLE 5

                                 SUBORDINATION


SECTION 5.1.    Debentures Subordinated to Senior Indebtedness..... 21
SECTION 5.2.    Debentures Subordinated to Prior Payment of All
                Senior Indebtedness on Dissolution, Liquidation,
                Reorganization, etc. of the Company................ 21
SECTION 5.3.    Debentureholders to be Subrogated to Right of
                Holders of Senior Indebtedness..................... 23
SECTION 5.4.    Obligations of the Company Unconditional........... 23
SECTION 5.5.    Company Not to Make Payment with Respect to the
                Debentures in Certain Circumstances................ 24
SECTION 5.6.    Trustee Entitled to Assume Payments Not Prohibited
                in Absence of Notice............................... 25
SECTION 5.7.    Application by Trustee of Monies Deposited with It. 25
SECTION 5.8.    Subordination Rights Not Impaired by Acts or
                Omissions of Company or Holders of Senior
                Indebtedness....................................... 26
SECTION 5.9.    Debentureholders Authorize Trustee to Effectuate
                Subordination of Debentures........................ 26
SECTION 5.10.   Right of Trustee to Hold Senior Indebtedness....... 27
SECTION 5.11.   Article 5 Not to Prevent Events of Default......... 27
SECTION 5.12.   No Fiduciary Duty Created to Holders of Senior
                Indebtedness....................................... 27

                                   ARTICLE 6

                                   COVENANTS

SECTION 6.1.    Payment of Debentures.............................. 28
SECTION 6.2.    SEC Reports........................................ 28
SECTION 6.3.    Waiver of Usury Defense............................ 28
SECTION 6.4.    Liquidation........................................ 29
SECTION 6.5.    Compliance Certificates............................ 29
SECTION 6.6.    Notice of Defaults................................. 30

SECTION 6.7.    Payment of Taxes and Other Claims..................  30
SECTION 6.8.    Corporate Existence................................  30
SECTION 6.9.    Maintenance of Properties..........................  30
SECTION 6.10.   Purchase of the Debentures at Option of the
                Holder Upon Fundamental Change.....................  31
SECTION 6.11.   Effect of Fundamental Change Purchase Notice.......  34
SECTION 6.12.   Deposit of Fundamental Change Purchase Price.......  35
SECTION 6.13.   Debentures Purchased in Part.......................  35
SECTION 6.14.   Compliance with Securities Laws upon Purchase
                of any Debentures..................................  35
SECTION 6.15.   Repayment to the Company...........................  36
SECTION 6.16.   No Amendments to Section 6.05(d) of the Bank Credit
                Agreement..........................................  36
SECTION 6.17.   144A Resale........................................  36

                                   ARTICLE 7

                             SUCCESSOR CORPORATION

SECTION 7.1.    When Company May Merge, etc........................  36
SECTION 7.2.    Successor Corporation Substituted..................  37

                                   ARTICLE 8

                              DEFAULT AND REMEDIES


SECTION 8.1.    Events of Default..................................  37
SECTION 8.2.    Acceleration.......................................  39
SECTION 8.3.    Other Remedies.....................................  40
SECTION 8.4.    Waiver of Defaults and Events of Default...........  40
SECTION 8.5.    Control by Majority................................  40
SECTION 8.6.    Limitation on Suits................................  40
SECTION 8.7.    Rights of Holders to Receive Payment...............  41
SECTION 8.8.    Collection Suit by Trustee.........................  41
SECTION 8.9.    Trustee May File Proofs of Claim...................  41
SECTION 8.10.   Priorities.........................................  42
SECTION 8.11.   Undertaking for Costs..............................  42

                                   ARTICLE 9

                                    TRUSTEE


SECTION 9.1.    Duties of Trustee..................................  43
SECTION 9.2.    Rights of Trustee..................................  44
SECTION 9.3.    Individual Rights of Trustee.......................  44
SECTION 9.4.    Trustee's Disclaimer...............................  44
SECTION 9.5.    Notice of Default or Events of Default.............  44
SECTION 9.6.    Reports by Trustee to Holders......................  45

SECTION 9.7.    Compensation and Indemnity.........................  45
SECTION 9.8.    Replacement of Trustee.............................  46
SECTION 9.9.    Successor Trustee by Merger, etc...................  47
SECTION 9.11.   Preferential Collection of Claims Against Company..  47

                                   ARTICLE 10

                    SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 10.1.   Termination of Company's Obligations...............  48
SECTION 10.2.   Application of Trust Money.........................  48
SECTION 10.3.   Repayment to Company...............................  49
SECTION 10.4.   Reinstatement......................................  49

                                   ARTICLE 11

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 11.1.   Without Consent of Holders.........................  50
SECTION 11.2.   With Consent of Holders............................  50
SECTION 11.3.   Compliance with Trust Indenture Act................  51
SECTION 11.4.   Revocation and Effect of Consents..................  51
SECTION 11.5.   Notation On or Exchange of Debentures..............  51
SECTION 11.6.   Trustee to Sign Amendments, etc....................  52

                                   ARTICLE 12

                                 MISCELLANEOUS

SECTION 12.1.   Trust Indenture Act Controls.......................  53
SECTION 12.2.   Notices............................................  53
SECTION 12.3.   Communications by Holders with Other Holders.......  53
SECTION 12.4.   Certificate and Opinion as to Conditions Precedent.  54
SECTION 12.5.   Record Date for Vote or Consent of
                Debentureholders...................................  54
SECTION 12.6.   Rules by Trustee, Paying Agent, Registrar..........  55
SECTION 12.7.   Legal Holidays.....................................  55
SECTION 12.8.   Governing Law......................................  55
SECTION 12.9.   No Adverse Interpretation of Other Agreements......  55
SECTION 12.10.  No Recourse Against Others.........................  55
SECTION 12.11.  Successors.........................................  55
SECTION 12.12.  Multiple Counterparts..............................  55
SECTION 12.13.  Separability.......................................  56
SECTION 12.14.  Table of Contents, Headings, etc...................  56

                             CROSS-REFERENCE TABLE


                                                                  Indenture
TIA Section                                                        Section
-----------                                                       ---------

(S) 310    (a)(1)......................................................9.10
           (a)(2)......................................................9.10
           (a)(3)......................................................N.A.
           (a)(4)......................................................N.A.
           (a)(5)......................................................9.10
           (b)....................................................9.8; 9.10
           (c).........................................................N.A.
(S) 311    (a).........................................................9.11
           (b).........................................................9.11
           (c).........................................................N.A.
(S) 312    (a)..........................................................2.5
           (b).........................................................12.3
           (c).........................................................12.3
(S) 313    (a)..........................................................9.6
           (b)(1)......................................................N.A.
           (b)(2).......................................................9.6
           (c)....................................................9.6; 12.2
           (d)..........................................................9.6
(S) 314    (a)...............................................6.2; 6.5; 12.3
           (b).........................................................N.A.
           (c)(1)...................................................12.4(a)
           (c)(2)...................................................12.4(a)
           (c)(3)......................................................N.A.
           (d).........................................................N.A.
           (e)......................................................12.4(b)
           (f).........................................................N.A.
(S) 315    (a).......................................................9.1(b)
           (b)................................................... 9.5; 12.2
           (c).......................................................9.1(a)
           (d).......................................................9.1(c)
           (e).........................................................8.11
(S) 316    (a)(last sentence)...........................................2.9
           (a)(1)(A)....................................................8.5
           (a)(1)(B)....................................................8.4
           (a)(2)......................................................N.A.
           (b)..........................................................8.7
           (c).........................................................12.5

(S) 317    (a)(1).......................................................8.8
           (a)(2).......................................................8.9
           (b)..........................................................2.4
(S) 318    (a).........................................................12.1


_______________
N.A. means Not Applicable
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

          INDENTURE dated as of ______________________ between MOBILE TELECOMMUNICATION TECHNOLOGIES CORP., a Delaware corporation (the "Company"), and ____________________, as Trustee (the "Trustee").

          Both parties agree as follows for the benefit of the other and for the equal and ratable benefit of the registered holders of the Company's 4.5% Convertible Subordinated Debentures due 2003.


                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

 SECTION 1.1   Definitions.
               -----------

          "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agent" means any Registrar, Paying Agent or Conversion Agent.

          "Associate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as such Rule is in effect on the date of this Indenture.

          "Bank Credit Agreement" means the Credit, Guaranty and Debenture Agreement dated as of December 11, 1990, as amended, among SkyTel Corp., the Company, the Subsidiaries of the Company referred to therein, the Lenders referred to therein and Chemical Bank and Credit Lyonnais New York Branch as co-agents for the lenders, as in effect on the date hereof and as the same may be further amended, supplemented or replaced from time to time.

          "Bank Debt" means any and all amounts payable under or in respect of the Bank Credit Agreement or any related agreement, including principal, premium (if any), interest (including, without limitation, any interest accruing subsequent to the filing of a petition or other action concerning bankruptcy or other similar proceeding, whether or not constituting an allowed claim in any such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

          "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board of Directors.

          "Business Day" means a day that is not a Legal Holiday.

          "Capitalized Lease Obligation" means indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles and the amount of such indebtedness shall be the capitalized amount of such obligations determined in accordance with such principles.

          "Common Stock" means the common stock of the Company as it exists on the date of this Indenture or as it may be constituted from time to time.

          "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

          "Debentures" means the 4.5 % Convertible Subordinated Debentures due 2003 of the Company.

          "default" means any event which is, or after notice or passage of time, or both, would be, an Event of Default.

          "Designated Senior Indebtedness" means (i) the Bank Debt and (ii) any other Senior Indebtedness issued or incurred in a single transaction in which such Senior Indebtedness has an aggregate principal amount then outstanding of $10,000,000 or more.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Holder" or "Debentureholder" means the person in whose name a Debenture is registered on the Registrar's books.

          "Indenture" means this Indenture as amended or supplemented from time to time.

          "Initial Purchasers" means Alex. Brown & Sons Incorporated, Bear, Stearns & Co. Inc. and Morgan Keegan & Company, Inc.

          "NASDAQ National Market System" means the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System.

          "Offering Memorandum" means the Offering Memorandum of the Company dated October 12, 1993, relating to the offering of the Preferred Stock by the Initial Purchasers.

          "Officer" means the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary or the Controller of the Company.

          "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company; provided, however, that for purposes of Section 6.5 "Officers' Certificate" means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company.

          "Opinion of Counsel" means a written opinion from outside legal counsel who is acceptable to the Trustee.

          "Over-Allotment Option" means the option to purchase up to 562,500 additional shares of Preferred Stock granted by the Company to the Initial Purchasers pursuant to the Placement Agreement.

          "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

          "Placement Agreement" means the Placement Agreement dated October 12, 1993 between the Company and Alex. Brown & Sons Incorporated, Bear, Stearns & Co. Inc. and Morgan Keegan & Company, Inc., as Initial Purchasers of the Preferred Stock.

          "Preferred Stock" means the 3,750,000 shares of $2.25 Cumulative Convertible Exchangeable Preferred Stock of the Company (plus up to 562,500 additional shares to cover over-allotment(s)) sold to the Initial Purchasers pursuant to the Placement Agreement as more fully described in the Offering Memorandum.

          "principal" of a debt security, including the Debentures, means the principal of the security plus, when appropriate, the premium, if any, on the security.

          "redemption date," when used with respect to any Debenture to be redeemed, means the date fixed for such redemption pursuant to this Indenture, as set forth in the form of Debenture annexed as Exhibit A hereto.

          "redemption price," when used with respect to any Debenture to be redeemed, means the price fixed for such redemption pursuant to this Indenture, as set forth in the form of Debenture annexed as Exhibit A hereto.

          "SEC" or "Commission" means the Securities and Exchange Commission.

          "Senior Indebtedness" means (a) the principal of and premium, if any, and interest (including, without limitation, any interest accruing subsequent to the filing of a petition or other action concerning bankruptcy or other similar proceedings, whether or not constituting an allowed claim in any such proceedings) on the following, whether presently outstanding or hereafter incurred or created: all indebtedness or obligations of the Company (i) for money borrowed (other than that evidenced by the Debentures), including intercompany loans made by SkyTel Corp. to the Company, and (ii) which is evidenced by a note, bond, debenture or similar instrument (including a purchase money mortgage); (b) all obligations constituting Bank Debt; (c) all obligations of the Company (i) for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (ii) under interest rate swaps, caps, collars, options and similar arrangements and (iii) under any foreign exchange contract, currency swap agreement, futures contract, currency option contract, or other foreign currency hedge; (d) all obligations for the payment of money relating to a Capitalized Lease Obligation; (e) any liabilities of others described in the preceding clauses (a), (b), (c) and (d) which the Company has guaranteed or which are otherwise its legal liability; and (f) renewals, extensions, refundings, restructurings, amendments and modifications of any such indebtedness or guarantee.

Notwithstanding anything to the contrary in this Indenture or the Debentures, "Senior Indebtedness" shall not include (a) any indebtedness represented by the Company's 3.0% Convertible Subordinated Note due December 1, 1996, (b) any indebtedness represented by the Company's 3.5 % Convertible Subordinated Debenture due October 15, 1999, (c) any indebtedness represented by the Company's 6.75% Convertible Subordinated Debentures due 2002, (d) any indebtedness of the Company to a Subsidiary except to the extent any such indebtedness is pledged by such Subsidiary as security for any Bank Debt, (e) any indebtedness or guarantee of the Company which by its terms or the terms of the instrument creating or evidencing it is not superior in right of payment to the Debentures and (f) accounts payable or any other indebtedness to trade creditors created or assumed by the Company in the ordinary course of business, each of which shall rank pari passu with the Debentures.
                         ---- -----

          "Subsidiary" means any corporation of which at least a majority of the outstanding capital stock having voting power under ordinary circumstances to elect directors of such corporation shall at the time be held, directly or indirectly, by the Company, by the Company and one or more Subsidiaries or by one or more Subsidiaries.

          "TIA" means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 and as in effect on the date of this Indenture, except as provided in Section 11.3 hereof, and except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

          "trading day" means any day on which the New York Stock Exchange is open for trading.

          "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means the successor.

          "Trust Officer" means any officer within the Corporate Trust Department (or any successor group) of the Trustee, including without limitation any Vice President, Assistant Vice President, any trust officer, any Assistant Secretary or any other officer customarily performing functions similar to those performed by any of the above-designated officers who shall, in any case, be responsible for the administration of this Indenture or have familiarity with it, and also means, with respect to a particular corporate matter, any other officer of the Trustee to whom corporate trust matters are referred because of his knowledge of and familiarity with the particular subject.

 SECTION 1.2   Other Definitions.
               -----------------

                                                                    Defined in
Term                                                                 Section
-----                                                               ----------
"Bankruptcy Law"................................................       8.1

"Conversion Agent"..............................................       2.3

"Custodian".....................................................       8.1

"Event of Default"..............................................       8.1

"Final Surrender Date"..........................................       6.10

"Fundamental Change"............................................       6.10

"Fundamental Change Purchase Date"..............................       6.10

"Fundamental Change Purchase Notice"............................       6.10

"Fundamental Change Purchase Price".............................       6.10

"Legal Holiday".................................................      12.7

"Paying Agent"..................................................       2.3

"Registrar".....................................................       2.3

"U.S. Government Obligations"...................................      10.1

"Voting Shares".................................................       6.10

SECTION 1.3    Incorporation by Reference of Trust Indenture Act.
               --------------------------------------------------

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the SEC.

          "indenture securities" means the Debentures.

          "indenture security holder" means a Debentureholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company or any other obligor on the Debentures.

          All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.4    Rules of Construction.
               ---------------------

          Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect on the date hereof, and any other reference in this Indenture to "generally accepted accounting principles" refers to generally accepted accounting principles in effect on the date hereof;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and words in the plural include the singular;

          (5)  provisions apply to successive events and transactions; and

          (6) "herein", "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE 2

                                 THE DEBENTURES

SECTION 2.1   Form and Dating.
              ---------------

          (a) The Debentures and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is incorporated in and made part of this Indenture. The Debentures may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject or usage. The Company shall approve the form of the Debentures and any notation, legend or endorsement on them. Each Debenture shall be dated the date of its authentication.

          (b) Each certificate evidencing the Debentures and all securities issued in exchange therefor or substitution thereof (including shares of Common Stock issued upon conversion of any Debenture unless such Common Stock is issued pursuant to an effective registration statement covering the issuance of such shares) shall bear a legend in substantially the following form:

     "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
     AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF MOBILE TELECOMMUNICATION TECHNOLOGIES CORP. (THE "COMPANY") THAT THIS SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO THE COMPANY (UPON CONVERSION, EXCHANGE OR REDEMPTION THEREOF OR OTHERWISE), (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, BUT ONLY IN THE CASE OF A TRANSFER THAT IS EFFECTED BY THE DELIVERY TO THE TRANSFEREE OF DEFINITIVE SECURITIES REGISTERED IN ITS NAME (OR ITS NOMINEE'S NAME) ON THE BOOKS MAINTAINED BY THE REGISTRAR, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULE 144 (IF AVAILABLE) UNDER SECURITIES ACT, OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES."

          (c) The Trustee shall be entitled (but not obligated) to require such additional certificates and Opinions of Counsel as it may reasonably deem necessary to demonstrate that any sale or other transfer of a Debenture or other restricted security is made in compliance with the applicable restrictions set forth above.

SECTION 2.2   Execution and Authentication.
              ----------------------------

          Two Officers shall sign the Debentures for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Debentures.

          If an Officer whose signature is on a Debenture no longer holds that office at the time the Trustee authenticates the Debenture, the Debenture shall be valid nevertheless.

          A Debenture shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Debenture. The signature shall be conclusive evidence that the Debenture has been authenticated under this Indenture.

          The Trustee shall authenticate the Debentures for original issue in the aggregate principal amount equal to (i) the number of shares of Preferred Stock so exchanged, (ii) multiplied by $50 per share, upon a written order or orders of the Company signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company (a "Company Order"). The Company Order shall specify the amount of the Debentures to be authenticated and the date on which the original issue of the Debentures is to be authenticated. The aggregate principal amount of the Debentures outstanding at any time may not exceed $187,500,000 except as provided in Section 2.7.

          The Trustee shall act as the initial authenticating agent.
Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate the Debentures. An authenticating agent may authenticate the Debentures whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

          The Debentures shall be initially issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

SECTION 2.3   Registrar, Paying Agent anal Conversion Agent.
              ---------------------------------------------

          The Company shall maintain an office or agency where the Debentures may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where the Debentures may be presented for payment ("Paying Agent"), an office or agency where the Debentures may be presented for conversion ("Conversion Agent") and an office or agency where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Registrar shall keep a register of the Debentures and of their transfer and exchange. The Company may have one or more co-Registrars, one or more additional Paying Agents and one or more additional Conversion Agents. The term "Registrar" includes any co-Registrar, the term "Paying Agent" includes any additional Paying Agent and the term "Conversion Agent" includes any additional Conversion Agent. Except for purposes of Section 6.4 and
Article 10, the Company or any Affiliate of the Company may act as Paying Agent.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such.

          The Company initially appoints the Trustee as Registrar, Paying Agent, Conversion Agent and agent for service of notices and demands.

SECTION 2.4   Paying Agent to Hold Money in Trust.
              -----------------------------------

          On or prior to each due date of the principal of or interest on any of the Debentures, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal or interest so becoming due. Subject to Section 5.7, the Paying Agent shall hold in trust for the benefit of the Debentureholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Debentures, and shall notify the Trustee of any default by the Company (or any other obligor on the Debentures) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall on or before each due date of the principal of or interest on any of the Debentures segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to forthwith pay to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

SECTION 2.5   Debentureholder Lists.
              ---------------------

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Debentureholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each semi-annual interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Debentureholders.

SECTION 2.6   Transfer and Exchange.
              ---------------------

          When a Debenture is presented to the Registrar with a request to register a transfer thereof, the Registrar shall register the transfer as requested and when the Debentures are presented to the Registrar with a request to exchange them for an equal principal amount of the Debentures of other authorized denominations, the Registrar shall make the exchange as requested; provided that every Debenture presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate the Debentures at the Registrar's request. Any exchange or transfer shall be without charge, except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, but this provision shall not apply to any exchange pursuant to Section 2.10, 3.6, 6.13 or 11.5.

SECTION 2.7   Replacement Debentures.
              ----------------------

          If a mutilated Debenture is surrendered to the Trustee, or if the Holder of a Debenture claims that the Debenture has been lost, destroyed or wrongfully taken, and neither the Company nor the Trustee has received notice that such Debenture has been acquired by a bona fide purchaser, the Company shall issue and the Trustee shall authenticate a replacement Debenture if the requirements of Section 8-405 of the New York Uniform Commercial Code, as then in effect, are met, and there shall have been delivered to the Company and the Trustee evidence to their satisfaction of the loss, destruction or theft of any Debenture if such is the case. An indemnity bond may be required that is sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Debenture is replaced. The Company may charge for its expenses in replacing a Debenture. Every replacement Debenture is an additional obligation of the Company.

SECTION 2.8   Outstanding Debentures.
              ----------------------

          The Debentures outstanding at any time are all of the Debentures authenticated by the Trustee, except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding.

          If a Debenture is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Debenture is held by a bona fide purchaser.

          If the Paying Agent (other than the Company or an Affiliate of the Company) holds on a redemption date or maturity date money sufficient to pay the principal of and accrued interest on the Debentures payable on that date, then on and after that date such Debentures cease to be outstanding and interest on them ceases to accrue.

          Subject to the restrictions contained in Section 2.9, a Debenture does not cease to be outstanding because the Company or an Affiliate of the Company holds the Debenture.

SECTION 2.9   Treasury Debentures.
              -------------------

          In determining whether the Holders of the required principal amount of the Debentures have concurred in any notice, direction, waiver or consent, the Debentures owned by the Company or any other obligor on the Debentures or by any Affiliate of the Company or of such other obligor shall be disregarded, except that for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only the Debentures which the Trustee knows are so owned shall be so disregarded. The Debentures so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Debentures and that the pledgee is not the Company or any other obligor upon the Debentures or any Affiliate of the Company or of such other obligor.

SECTION 2.10  Temporary Debentures.
              --------------------

          Until definitive Debentures are ready for delivery, the Company may prepare and, upon the order of the Company, the Trustee shall authenticate and deliver temporary Debentures. Temporary Debentures shall be substantially in the form of definitive Debentures but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Debentures. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Debentures in exchange for temporary Debentures.


SECTION 2.11  Cancellation.
              ------------

          The Company at any time may deliver Debentures to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee any Debentures surrendered to them for transfer, exchange, payment or conversion. The Trustee and no one else shall cancel all Debentures surrendered for transfer, exchange, payment (including redemption), conversion or cancellation and shall dispose of cancelled Debentures as the Company shall direct. The Company may not issue new Debentures to replace Debentures it has paid or delivered to the Trustee for cancellation or which have been converted.

SECTION 2.12  Defaulted Interest.
              ------------------

          If the Company defaults in a payment of interest on the Debentures, it shall pay the defaulted interest to the persons who are Debentureholders on a subsequent special record date, and such term as used in this Section 2.12 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the special payment date fixed by the Company, whether or not such day is a Business Day. At least 15 days before the special record date, the Company shall mail to each Debentureholder and the Trustee a notice that states the special record date, the special payment date and the amount of defaulted interest to be paid.

                                   ARTICLE 3

                                   REDEMPTION

SECTION 3.1   Notice to Trustee.
              -----------------

          If the Company wants to redeem the Debentures pursuant to paragraph 5 of the Debentures, it shall notify the Trustee at least 60 days prior to the redemption date as fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee) of the redemption date and the principal amount of the Debentures to be redeemed.

SECTION 3.2   Selection of Debentures to be Redeemed.
              --------------------------------------

          If less than all of the Debentures are to be redeemed, the Trustee shall, not more than 60 days prior to the redemption date, select the Debentures to be redeemed pro rata or by lot, as the Trustee in its discretion shall determine. The Trustee shall make the selection from the Debentures outstanding and not previously called for redemption. The Debentures in denominations of $1,000 may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 or any multiple thereof) of the principal of the Debentures that have denominations larger than $1,000. Provisions of this Indenture that apply to Debentures called for redemption also apply to portions of the Debentures called for redemption.

SECTION 3.3   Notice of Redemption.
              --------------------

          At least 30 days but not more than 60 days before a redemption date, the Company shall mall a notice of redemption by first class mail to each Holder of the Debentures to be redeemed.

          The notice shall identify the Debentures to be redeemed and shall state:

          (1)  the redemption date;

          (2)  the redemption price;

          (3)  the then current conversion price;

          (4)  the name and address of the Paying Agent and the Conversion
     Agent;

          (5) that the Debentures called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (6) that the right to convert Debentures called for redemption shall terminate at the close of business on the third Business Day immediately preceding the redemption date;

          (7) that Holders who wish to convert the Debentures must satisfy the requirements in paragraph 9 of the Debentures;

          (8) that, unless the Company defaults in making the redemption payment, interest on the Debentures called for redemption ceases to accrue on and after the redemption date and the only remaining right of the Holder is to receive payment of the redemption price upon surrender to the Paying Agent of the Debentures; and

          (9) if any Debenture is being redeemed in part, the portion of the principal amount of such Debenture to be redeemed and that, after the redemption date, upon surrender of such Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion thereof will be issued.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

SECTION 3.4   Effect of Notice of Redemption.
              ------------------------------

          Once notice of redemption is mailed, the Debentures called for redemption become due and payable on the redemption date, subject to the provisions of Section 4.1, and at the redemption price. Upon surrender to the Paying Agent, such Debentures shall be paid at the redemption price, plus accrued interest to the redemption date.

SECTION 3.5   Deposit of Redemption Price.
              ---------------------------

          On or prior to the redemption date, the Company shall deposit with the Paying Agent (or if the Company is its own Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Debentures to be redeemed on that date, other than the Debentures or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation. The Paying Agent shall return to the Company any money not required for that purpose because of the conversion of the Debentures or otherwise.

SECTION 3.6   Debentures Redeemed in Part.
              ---------------------------

          Upon surrender of a Debenture that is redeemed in part, the Company shall issue and the Trustee shall authenticate for and deliver to the Holder a new Debenture equal in principal amount to the unredeemed portion of the Debenture surrendered.

                                   ARTICLE 4

                                   CONVERSION

SECTION 4.1   Conversion Privilege.
              --------------------

          A Holder of a Debenture may convert it into Common Stock of the Company at any time prior to maturity at the conversion price then in effect, except that, with respect to any Debenture called for redemption, such conversion right shall terminate at the close of business on the third Business Day immediately preceding the redemption date (unless the Company shall default in making the redemption payment then due, in which case the conversion right shall terminate on the date such default is cured). The number of shares of Common Stock issuable upon conversion of a Debenture is determined by dividing the principal amount converted by the conversion price in effect on the conversion date.

          The initial conversion price is stated in paragraph 8 of the Debentures and is subject to adjustment as provided in this Article 4.

          A Holder may convert a portion of a Debenture equal to $1,000 or any integral multiple thereof. Provisions of this Indenture that apply to conversion of all of a Debenture also apply to conversion of a portion of it.

SECTION 4.2   Conversion Procedure.
              --------------------

          To convert a Debenture, a Holder must satisfy the requirements in paragraph 8 of the Debentures. The date on which the Holder satisfies all of those requirements is the conversion date. As soon as practicable after the conversion date, the Company shall deliver to the Holder through the Conversion Agent a certificate for the number of whole shares of Common Stock issuable upon the conversion and a check for any fractional share. The person in whose name the certificate is registered shall become the stockholder of record on the conversion date and, as of such date, such person's rights as a Debentureholder shall cease.

          Holders of the Debentures at the close of business on an interest payment record date will be entitled to receive the interest payable on such Debentures on the corresponding interest payment date notwithstanding the conversion thereof or the Company's default on payment of the interest due on such interest payment date. However, the Debentures surrendered for conversion during the period from the close of business on any interest payment record date to the opening of business on the corresponding interest payment date (except Debentures called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the interest payable on such Debentures on such interest payment date. Any Holder of the Debentures on an interest payment record date who (or whose transferee) converts the Debentures on an interest payment date will receive the interest payment on such Debentures by the Company on such date, and the converting holder need not include payment in the amount of such interest upon surrender of the Debentures for conversion. Except as provided above, no payment or adjustment will be made on account of accrued interest upon conversion of the Debentures.

          If a Holder converts more than one Debenture at the same time, the number of whole shares issuable upon the conversion shall be based on the total principal amount of the Debentures converted.

          Upon surrender of a Debenture that is converted in part, the Trustee shall authenticate for the Holder a new Debenture equal in principal amount to the unconverted portion of the Debenture surrendered.

SECTION 4.3   Fractional Shares.
              -----------------

          The Company will not issue fractional shares of Common Stock upon conversion of the Debentures. In lieu thereof, the Company will pay an amount in cash based upon the current market price of the Common Stock on the trading day prior to the date of conversion, determined as provided in Section 4.6(d).

SECTION 4.4   Taxes on Conversion.
              -------------------

          The issuance of certificates for shares of Common Stock upon the conversion of any Debenture shall be made without a service charge to the converting Debentureholder for such certificates, but the holder will be required to pay any tax or governmental charge in respect of such transaction, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the Holder or Holders of the Debenture converted; provided, however, that in the event that certificates for shares of Common Stock are to be issued in a name other than the name of the Holder of the Debenture converted, such Debenture, when surrendered for conversion, shall be accompanied by an instrument of transfer, in form satisfactory to the Company, duly executed by the registered Holder thereof or his duly authorized attorney; and provided further, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder of the Debenture converted, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not applicable.

SECTION 4.5   Company to Provide Stock.
              ------------------------

          The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of issuance upon conversion of the Debentures as herein provided, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Debentures.

          All shares of Common Stock which may be issued upon conversion of the Debentures shall be duly authorized, validly issued, fully paid and non-assessable when so issued.

SECTION 4.6   Adjustment of Conversion Price.
              ------------------------------

          The conversion price (herein called the "Conversion Price") shall be subject to adjustment from time to time as follows:

          (a) In case the Company shall (1) pay a dividend in shares of Common Stock to holders of Common Stock, (2) make a distribution in shares of Common Stock to holders of Common Stock, (3) split or otherwise subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock or (4) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder of any Debenture thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which he would have owned immediately following such action had such Debentures been converted immediately prior thereto. An adjustment made pursuant to this subsection
     (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

          (b) In case the Company shall issue rights, options or warrants to all or substantially all holders of Common Stock entitling them (for a period commencing no earlier than the record date for the determination of holders of Common Stock entitled to receive such rights, options or warrants and expiring not more than 45 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share less than the current market price (as determined pursuant to subsection (d) below) of the Common Stock on such record date, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares of Common Stock which the aggregate offering price of the offered shares of Common Stock (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustments shall become effective immediately after such record date. If at the end of the period during which such warrants or rights are exercisable not all warrants or rights shall have been exercised, the adjusted conversion price shall be immediately readjusted to what it would have been based on the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

          (c) In case the Company shall distribute to all holders of Common Stock shares of any class of stock other than Common Stock, evidences of indebtedness or other assets (other than dividends or cash distributions payable out of consolidated net income or retained earnings), or shall distribute to all or substantially all holders of Common Stock rights or warrants to subscribe for securities (other than those referred to in subsection (b) above), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price (determined as provided in subsection (d) below) of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value) of the portion of the assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock, and of which the denominator shall be such current market price of the Common Stock. Such adjustment shall become effective immediately after the record date for the determination of the holders of Common Stock entitled to receive such distribution. Notwithstanding the foregoing, in the event that the Company shall distribute rights or warrants (other than those referred to in subsection (b) above) ("Rights") pro rata to holders of Common Stock, the Company may, in lieu of making any adjustment pursuant to this Section 4.6, make proper provision so that each holder of a Debenture who converts such Debenture (or any portion thereof) after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion (the "Conversion Shares"), a number of Rights to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights; and (ii) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares of Common Stock into which the principal amount of the Debenture so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

          (d) The current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for thirty consecutive trading days commencing 45 trading days before the day in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange Composite Tape, or if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing sales price of the Common Stock as quoted by the NASDAQ National Market System, or in case no reported sale takes place, the average of the closing bid and asked prices as quoted by the NASDAQ National Market System or any comparable system, or if the Common Stock is not quoted on the NASDAQ National Market System or any comparable system, the closing sales price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose.

          (e) In any case in which this Section 4.6 shall require that an adjustment be made immediately following a record date established for purposes of Section 4.6, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 4.10 below) issuing to the holder of any Debenture converted after such record date the shares of Common

     Stock and other capital stock of the Company issuable upon such conversion over and above the shares of Common Stock and other capital stock of the Company issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence of the right to receive such shares.

SECTION 4.7   No Adjustment.
              -------------

          No adjustment in the Conversion Price shall be required until cumulative adjustments amount to a change in the Conversion Price of 1% or more as last adjusted; provided, however, that any adjustments which by reason of this Section 4.7 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Article 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment to the Conversion Price shall be made for cash or dividend distributions paid out of consolidated net income or retained earnings.

          No adjustment need be made for a transaction referred to in Section
4.6 if all Debentureholders are entitled to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

          No adjustment need be made for rights to purchase Common Stock or issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

          No adjustment need be made for a change in the par value or a change to no par value of the Common Stock.

          To the extent that the Debentures become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

SECTION 4.8   Equivalent Adjustments.
              ----------------------

          In the event that, as a result of an adjustment made pursuant to
Section 4.6 above, the holder of any Debenture thereafter surrendered for conversion shall become entitled to receive any shares of capital stock of the Company other than shares of its Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any Debentures shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article 4.

SECTION 4.9   Adjustments for Tax Purposes.
              ----------------------------

          The Company may make such reductions in the Conversion Price, in addition to acquired by paragraphs (a), (b) and (c) of Section 4.6 above, as it considers to be advisable that any event treated for Federal income tax purposes as a dividend of stock or stock shall not be taxable to the recipients thereof.

SECTION 4.10  Notice of Adjustment.
              --------------------

          Whenever the Conversion Price is adjusted, the Company shall promptly mail to Debentureholders a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate will be conclusive evidence of the correctness of such adjustment.

SECTION 4.11  Notice of Certain Transactions.
              ------------------------------

          In the event that:

          (1) the Company takes any action which would require an adjustment in the Conversion Price,

          (2) the Company consolidates or merges with, or transfers all or substantially all of its assets to, another corporation and stockholders of the Company must approve the transaction, or

          (3)  there is a dissolution or liquidation of the Company,

Holder of a Debenture may wish to convert such Debenture into shares of Common Stock prior to the record date for or the effective date of the transaction so that he may receive the rights, warrants, securities or assets which a holder of shares of Common Stock on that date may receive. Therefore, the Company shall mail to Debentureholders and the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least 10 days before such date; however, failure to mail such notice or any defect therein shall affect the validity of any transaction referred to in clause (1),
(2) or (3) of this Section 4.11.

SECTION 4.12  Effect of Reclassifications, Consolidations, Mergers or Sales on
              ----------------------------------------------------------------
              Conversion Privilege.
              --------------------

          If any of the following shall occur, namely: (i) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of Debentures (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any reorganization, consolidation or merger to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock or (iii) any sale, lease or transfer of all or substantially all of the property or business of the Company as an entirety, then the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale, lease or transfer, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Debenture then outstanding shall have the right to convert such Debenture into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, reorganization, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock, or fraction thereof, deliverable upon conversion of such Debenture immediately prior to such reclassification, change, reorganization, consolidation, merger, sale, lease or transfer. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this
Article 4. The foregoing, however, shall not in any way affect the right a holder of a Debenture may otherwise have, pursuant to clause (ii) of the last sentence of subsection (c) of Section 4.6, to receive Rights upon conversion of a Debenture. If, in the case of any such reorganization, consolidation, merger, sale, lease or transfer the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such reorganization, consolidation, merger, sale, lease or transfer, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Debentures as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. The provision of this Section 4.12 shall similarly apply to successive reorganizations, consolidations, mergers, sales, leases or transfers.

          In the event the Company shall execute a supplemental indenture pursuant to this Section 4.12, the Company shall promptly file with the Trustee an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Debentures upon the conversion of their Debentures after any such reclassification, change, reorganization, consolidation, merger, sale, lease or transfer, any adjustment to be made with respect thereto and that all conditions precedent have been complied with.

SECTION 4.13  Trustee's Disclaimer.
              --------------------

          The Trustee has no duty to determine when an adjustment under this
Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.10. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Debentures, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article 4.

          The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.12, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.12.

SECTION 4.14  Voluntary Reduction.
              -------------------

          The Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days or such longer period as may be required by law and if the reduction is irrevocable during the period; provided, that in no event may the Conversion Price be less than the par value of a share of Common Stock.

                                   ARTICLE 5

                                 SUBORDINATION

SECTION 5.1   Debentures Subordinated to Senior Indebtedness.
              ----------------------------------------------

          The Company, for itself, its successors and assigns, covenants and agrees, and each Holder of a Debenture, by his acceptance thereof, likewise covenants and agrees, that the indebtedness evidenced by the Debentures, including the payment of the principal thereof and interest thereon, shall be subordinate and junior in right of payment, to the extent and in the manner set forth in this Article 5, to the prior payment in full of all Senior Indebtedness, and that each holder of Senior Indebtedness whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Indebtedness in reliance upon the covenants and provisions contained in this Indenture and the Debentures. The Debentures shall not be superior in right of payment to the payment of the indebtedness evidenced by the Company's 3.5% Convertible Subordinated Debenture due 1999, the Company's 3.0% Convertible Subordinated Note due 1996 and the Company's 6.75% Convertible Subordinated Debentures due 2002, but shall rank pari passu in all respects with
                                                 ---- -----
such obligation(s). In addition, all Debentures of this issue rank as to payment of principal and interest equally and ratably, without priority one over the other. The provisions of this Article 5 are made for the benefit of all holders of Senior Indebtedness and any such holder may proceed to enforce such provisions.

          Notwithstanding anything contained in this Indenture or the Debentures to the contrary, all the provisions of this Indenture and the Debentures shall be subject to the provisions of this Article 5, so far as they may be applicable thereto.

SECTION 5.2   Debentures Subordinated to Prior Payment of All Senior
              ------------------------------------------------------
              Indebtedness on Dissolution, Liquidation,  Reorganization, etc.
              ---------------------------------------------------------------
              of the Company.
              --------------

          Upon any payment or distribution of the assets of the Company of any kind or character, whether in cash, property or securities (including any collateral at any time securing the Debentures), to creditors upon any dissolution, winding-up, total or partial liquidation, or reorganization of the Company (whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, liquidation, receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshaling of the assets and liabilities of the Company, or otherwise), then in such event:

          (a) all Senior Indebtedness shall first be paid in full (including principal thereof and interest thereon) in cash, or have provision made for such payment, before any payment is made on account of the principal of or interest on the indebtedness evidenced by the Debentures, or any deposit is made pursuant to Section 6.4;

          (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted, or securities of the Company or any other company, trust or corporation provided for by a plan or reorganization or readjustment, junior, or the payment of which is otherwise subordinate, at least to the extent provided in this Article 5 with respect to the Debentures, to the payment of all Senior Indebtedness at the time outstanding and to the payment of all securities issued in exchange therefor to the holders of the Senior Indebtedness at the time outstanding), to which the Holders or the Trustee on behalf of the Holders would be entitled except for the provisions of this Article 5, shall be paid or delivered by any debtor, Custodian or other person making such payment or distribution, directly to the holders of the Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of and interest on the Senior Indebtedness held or represented by each, for application to payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness; and

          (c) in the event that, notwithstanding the foregoing provisions of this Section 5.2, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted, or securities of the Company or any other company, trust or corporation provided for by a plan of reorganization or readjustment, junior, or the payment of which is otherwise subordinate, at least to the extent provided for in this Article 5 with respect to the Debentures, to the payment of all Senior Indebtedness at the time outstanding and to the payment of all securities issued in exchange therefor to the holders of Senior Indebtedness at the time outstanding), shall be received by the Trustee or the Holders before all Senior Indebtedness is paid in full, or provision made for its payment, such payment or distribution (subject to the provisions of Sections 5.6 and 5.7) shall be held in trust for the benefit of, and shall be immediately paid or delivered by the Trustee or such Holders, as the case may be, to the holders of Senior Indebtedness remaining unpaid or unprovided for, or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of and interest on the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness.

          The Company shall give prompt notice to the Trustee of any dissolution, winding-up liquidation or reorganization of the Company.

          Upon any distribution of assets of the Company referred to in this
Article 5, the Trustee, subject to the provisions of Sections 9.1 and 9.2, and the Holders shall be entitled to rely upon any order or decree by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceeding is pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 5.

SECTION 5.3   Debentureholders to be Subrogated to Right of Holders of Senior
              ---------------------------------------------------------------
              Indebtedness.
              ------------

          Subject to the prior payment in full of all Senior Indebtedness then due, the Holders shall be subrogated (equally and ratably with the holders of all subordinated indebtedness of the Company which by its terms is not superior in right or payment to the Debentures and ranks on a parity with the Debentures) to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until the principal of and interest on the Debentures shall be paid in full, and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of assets, whether in cash, property or securities, distributable to the holders of Senior Indebtedness under the provisions hereof to which the Holders would be entitled except for the provisions of this Article 5, and no payment pursuant to the provisions of this Article 5 to the holders of Senior Indebtedness by the Holders shall, as among the Company, its creditors other than the holders of Senior Indebtedness, and the Holders, be deemed to be a payment by the Company to or on account of Senior Indebtedness, it being understood that the provisions of this Article 5 are, and are intended, solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

SECTION 5.4   Obligations of the Company Unconditional.
              ----------------------------------------

          Nothing contained in this Article 5 or elsewhere in this Indenture or in any Debenture is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Debentures, as and when the same shall become due and payable in accordance with the terms of the Debentures, or to affect the relative rights of the Holders and other creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon the happening of an Event of Default under this Indenture, subject to the provisions of Article 8, and the rights, if any, under this Article 5 of the holders of Senior Indebtedness in respect of assets, whether in cash, property or securities, of the Company received upon the exercise of any such remedy.

SECTION 5.5   Company Not to Make Payment with Respect to the Debentures in
              -------------------------------------------------------------
              Certain Circumstances.
              ---------------------

          (a) Upon the happening of a default in payment (whether at maturity or at a date fixed for prepayment or by acceleration or otherwise) of the principal of or interest on any Senior Indebtedness, as such default is defined under any such Senior Indebtedness or in any agreement pursuant to which any Senior Indebtedness has been issued, then, unless and until the amount of such Senior Indebtedness then due shall have been paid in full or provision made therefor in a manner satisfactory to the holders of such Senior Indebtedness, or such default shall have been cured or waived or shall have ceased to exist, the Company shall not pay principal of, premium, if any, or interest on the Debentures or make any deposit pursuant to Section 6.4 or 10.01 and shall not repurchase, redeem or otherwise retire any Debentures (collectively, "pay the Debentures"); provided, however, that the Company may pay the Debentures without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the representative of each outstanding class of Designated Senior Indebtedness and the Company certifies to the Trustee that such representatives relate to all outstanding classes of Designated Senior Indebtedness.

          (b) Upon the happening and during the continuance of any default under the Bank Credit Agreement (other than a default in payment of principal or interest thereunder as provided in Section 5.5(a)), which, after the giving of notice or the passage of time, or both, would constitute an event of default which would permit the holder or holders of the Bank Debt to accelerate the maturity thereof (other than a default of the type specified in Section 5.5(a) above), and after written notice of such default has been given to the Company and the Trustee by the holder or holders of such Bank Debt or their representative or representatives, or upon written notice thereof given to the Company by the holder or holders of such Bank Debt or their representative or representatives and given to the Trustee by the Company, then, unless and until such default shall have been cured or waived or shall have ceased to exist, or provision shall have been made for the payment, in a manner satisfactory to the holder or holders of such Bank Debt, of all such Bank Debt which would be due in the event of the acceleration of the maturity thereof, the Company shall not pay the Debentures.

          (c) In the event that, notwithstanding the foregoing provision of this Section 5.5, any payment on account of principal of or interest on the Debentures shall be made by or on behalf of the Company and received by the Trustee, any Holder or any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment shall be segregated and held in trust), after the happening of a default of the type specified in Section 5.5(a) or (b) above, then, unless and until the amount of such Senior Indebtedness (in the case of a default under Section 5.5(a)) or Bank Debt (in the case of a default under Section 5.5(b)) then due shall have been paid in full, or provision made therefor or such default shall have been cured or waived, such payment (subject, in each case, to the provision of Sections 5.6 and 5.7) shall be held in trust for the benefit of, and shall be immediately paid over to, the holders of Senior Indebtedness (in the case of a default under Section 5.5(a)) or Bank Debt (in the case of a default under Section 5.5(b)) or their representative or representatives or the trustee or trustees under any indenture under which any instruments evidencing any of such indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of and interest on the Senior Indebtedness (in the case of a default under Section 5.5(a)) or Bank Debt (in the case of a default under Section 5.5(b)) held or represented by each, for application to the payment of all such indebtedness remaining unpaid to the extent necessary to pay all such indebtedness in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such indebtedness. The Company shall give prompt written notice to the Trustee of any default under any Senior Indebtedness (in the case of a default under Section 5.5(a)) or Bank Debt (in the case of a default under Section 5.5(b)) or under any agreement pursuant to which such indebtedness may have been issued.

SECTION 5.6   Trustee Entitled to Assume Payments Not Prohibited in Absence
              -------------------------------------------------------------
              of Notice.
              ---------

          The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee, unless and until the Trustee shall have received notice thereof from the Company or from the holder or holders of senior Indebtedness or from their representative or representatives; and, prior to the receipt of any such notice, the Trustee, subject to the provisions of Sections 9.1 and 9.2, shall be entitled to assume conclusively that no such facts exist.

          The Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness (or a representative of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a representative of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 5, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of each person under this Article 5, and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

SECTION 5.7   Application by Trustee of Monies Deposited with It.
              --------------------------------------------------

          Money or U.S. Government Obligations deposited in trust with the Trustee pursuant to and in accordance with this Article 5 and Sections 6.4 and
10.1 shall be for the sole benefit of Debentureholders and shall thereafter not be subject to the subordination provisions of this Article 5. Otherwise, any deposit of monies by the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of the principal of or interest on any Debentures shall be subject to the provisions of Sections 5.1, 5.2, 5.3 and 5.5; except that, if two Business Days prior to the date on which by the terms of this Indenture any such monies may become payable for any purpose (including, without limitation, the payment of either the principal of or interest on any Debenture), the Trustee shall not have received with respect to such monies the notice provided for in Section 5.6, then the Trustee or any Paying Agent shall have full power and authority to receive such monies and to apply such monies to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date. This
Section 5.7 shall be construed solely for the benefit of the Trustee and the Paying Agent and shall not otherwise affect the rights that holders of Senior Indebtedness may have to recover any such payments from the Holders in accordance with the provisions of this Article 5.

SECTION 5.8   Subordination Rights Not Impaired by Acts or Omissions of Company
              -----------------------------------------------------------------
              or Holders of Senior Indebtedness.
              ---------------------------------

          No right of any present or future holders of any Senior Indebtedness to enforce subordination, as herein provided, shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of any Senior Indebtedness may extend, renew, modify or amend the terms of such Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the parties to this Indenture or the Holders. No provision in any supplemental indenture which affects the superior position of the holders of the Senior

Indebtedness shall be effective against the holders of the Senior Indebtedness unless the holders of such Senior Indebtedness (required pursuant to the terms of such Senior Indebtedness to give such consent) have consented thereto.

SECTION 5.9   Debentureholders Authorize Trustee to Effectuate Subordination
              --------------------------------------------------------------
              of Debentures.
              -------------

          Without purporting to limit the authority of the Trustee as may be appropriate in other circumstances, each Holder of any Debenture by his acceptance thereof, irrevocably authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 5 and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding-up or liquidation or reorganization under Bankruptcy Law of the Company (whether in bankruptcy, insolvency or receivership proceedings or otherwise), the timely filing of a claim for the unpaid balance of its or his Debentures in the form required in such proceedings, and the causing of such claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceedings prior to 30 days before the expiration of the time to file such claims or proofs, then any of the holders of Senior Indebtedness have the right to demand, sue for, collect, receive and receipt for, the payments and distributions in respect of the Debentures which are required to be paid or delivered to the holders of Senior Indebtedness as provided in this Article 5, and to file and prove all claims therefor and to take all such other action in the name of the Holders or otherwise, as any such holder of Senior Indebtedness or such holder's representative may determine to be necessary or appropriate for the enforcement of the provisions of this
Article 5.

SECTION 5.10  Right of Trustee to Hold Senior Indebtedness.
              --------------------------------------------

          The Trustee, in its individual capacity, shall be entitled to all of the rights set forth in this Article 5 in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

SECTION 5.11  Article 5 Not to Prevent Events of Default.
              ------------------------------------------

          The failure to make a payment on account of the principal of or interest on the Debentures by reason of any provision in this Article 5 shall not be construed as preventing the occurrence of an Event of Default under
Section 8.1.

SECTION 5.12  No Fiduciary Duty Created to Holders of Senior Indebtedness.
              -----------------------------------------------------------

          Notwithstanding any other provision in this Article 5, the Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness by virtue of the provisions of this Article 5.

                                   ARTICLE 6

                                   COVENANTS

SECTION 6.1   Payment of Debentures.
              ---------------------

          The Company shall pay the principal of and interest on the Debentures on the dates and in the manner provided in the Debentures and this Indenture.
An installment of principal or interest shall be considered paid on the date it is due if the Paying Agent (other than the Company or an Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment. The Company shall pay interest on overdue principal at the rate borne by the Debentures per annum; it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 6.2   SEC Reports.
              -----------

          The Company shall file all reports and other information and documents which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and within 15 days after it files them with the SEC, the Company shall file copies of all such reports, information and other documents with the Trustee. The Company will cause any quarterly and annual reports which it mails to its stockholders to be mailed to the Holders of the Debentures.

          If the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will prepare, for the first three quarters of each fiscal year, quarterly financial statements substantially equivalent to the financial statements required to be included in a report on Form 10-Q under the Exchange Act. The Company will also prepare, on an annual basis, complete audited consolidated financial statements including, but not limited to, a balance sheet, a statement of income and retained earnings, a statement of changes in financial position and all appropriate notes. All such financial statements will be prepared in accordance with generally accepted accounting principles consistently applied, except for changes with which the Company's independent accountants concur, and except that quarterly statements may be subject to year-end adjustments. The Company will cause a copy of such financial statements to be filed with the Trustee and mailed to the Holders of the Debentures within 50 days after the close of each of the first three quarters of each fiscal year and within 95 days after the close of each fiscal year. The Company will also comply with the other provisions of TIA (S) 314(a).

SECTION 6.3   Waiver of Usury Defense.
              -----------------------

          The Company agrees that it will not assert, plead (as a defense or otherwise) or in any manner whatsoever claim (and will actively resist any attempt to compel it to assert, plead or claim) in any action, suit or proceeding that the interest rate on the Debentures violates present or future usury or other laws relating to the interest payable on any indebtedness and will not otherwise avail itself (and will actively resist any attempt to compel it to avail itself) of the benefits or advantages of any such laws.

SECTION 6.4   Liquidation.
              -----------

          Subject to the provisions of Article 5, so far as they may be applicable hereto, the Board of Directors or the stockholders of the Company may not adopt a plan of liquidation which plan provides for, contemplates or the effectuation of which is preceded by (a) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company otherwise than substantially as an entirety (Article 7 of this Indenture being the Article which governs any such sale, lease, conveyance or other disposition substantially as an entirety), and (b) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and of the remaining assets of the Company to the holders of the capital stock of the Company, unless the Company shall in connection with the adoption of such plan make provision for, or agree that prior to making any liquidating distributions it will make provision for, the satisfaction of the Company's obligations hereunder and under the Debentures as to the payment of the principal and interest. The Company shall be deemed to make provision for such payments only if (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of any reinvestment of such interest, to pay the principal of and interest on the Debentures then outstanding to maturity and to pay all other sums payable by it hereunder, or
(2) there is an express assumption of the due and punctual payment of the Company's obligations hereunder and under the Debentures and the performance and observance of all covenants and conditions to be performed by the Company hereunder, by the execution and delivery of a supplemental indenture in form satisfactory to the Trustee by a person who acquires, or will acquire (otherwise than pursuant to a lease) a portion of the assets of the Company, and which person will have assets (immediately after the acquisition) and aggregate earnings (for such person's four full fiscal quarters immediately preceding such acquisition) equal to not less than the assets of the Company (immediately preceding such acquisition) and the aggregate earnings of the Company (for its four full fiscal quarters immediately preceding the acquisition), respectively, and which is a corporation organized under the laws of the United States, any State thereof or the District of Columbia; provided, however, that Company shall not make any liquidating distribution until after the Company shall have certified to the Trustee with an Officers' Certificate at least five days prior to the making of any liquidating distribution that it has complied with the provisions of this Section 6.4.

SECTION 6.5   Compliance Certificates.
              -----------------------

          The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company, an Officers' Certificate as to the signer's knowledge of the Company's compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any default or Event of Default. If such signer knows of such a default or Event of Default, the Certificate shall describe the default or Event of Default and the efforts to remedy the same. For the purposes of this Section 6.5, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture. The Certificate need not comply with Section 12.4 hereof.

SECTION 6.6   Notice of Defaults.
              ------------------

          In the event that indebtedness of the Company in an aggregate amount in excess of $10,000,000 is declared due and payable before its maturity because of the occurrence of any default under such indebtedness, the Company will promptly give written notice to the Trustee of such declaration or of the occurrence of any event which, with the giving of notice or the passage of time, or both, would entitle the holder or holders of such indebtedness to declare such indebtedness due and payable before its maturity.

SECTION 6.7   Payment of Taxes and Other Claims.
              ---------------------------------

          The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company, directly or by reason of its ownership of any Subsidiary or upon the income, profits or property of the Company; and (2) all materials lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate provision has been made.

SECTION 6.8   Corporate Existence.
              -------------------

          Subject to Section 6.4 and Article 7, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and rights (charter and statutory); provided, however, that the Company shall not be required to preserve any right if the Board of Directors shall determine that the preservation is no longer desirable in the conduct of the Company's business and that the loss thereof is not, and will not be, adverse in any material respect to the Holders.

SECTION 6.9   Maintenance of Properties.
              -------------------------

          Subject to Section 6.4, the Company will cause all material properties owned, leased or licensed in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof and thereto, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times while any Debentures are outstanding; provided, however, that nothing in this
Section 6.9 shall prevent the Company from discontinuing the maintenance of any such properties if, in the judgment of the Board of Directors, such discontinuance is desirable in the conduct of the Company's business and is not, and will not be, adverse in any material respect to the Holders.

SECTION 6.10  Purchase of the Debentures at Option of the Holder Upon
              -------------------------------------------------------
              Fundamental Change.
              ------------------

          (a) If at any time that the Debentures remain outstanding there shall have occurred a Fundamental Change (as hereinafter defined), each holder of the Debentures shall have the right to require the Company to purchase all of such holders' Debentures or any portion thereof that is an integral multiple of $1,000, at a purchase price (the "Fundamental Change purchase Price") equal to the principal amount thereof plus accrued interest to the Final Surrender Date (as hereinafter defined), as of the date that is not less than ten nor more than 20 days after the Final Surrender Date (the "Fundamental Change Purchase Date"), subject to the

Company's ability to pay the Fundamental Change Purchase Price under the terms of its then-existing Bank Credit Agreement or other agreements relating to borrowings which constitute Senior Indebtedness, and subject to satisfaction by or on behalf of the Holder of the requirements set forth in subsection (c) of this Section 6.10. The term "Final Surrender Date" shall mean the date that is 60 days after the date of mailing the notice of Fundamental Change as described in subsection (b) of this Section 6.10.

          The Fundamental Change Purchase Price shall be payable, at the option of the Company, in cash or marketable shares of common stock of the Company or any successor corporation based on its then fair market value, or a combination thereof, subject to the requirements set forth in subsection (d) of this Section 6.10.

          The term "Fundamental Change" shall mean either of the following:

          (a) a "person" or "Group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becoming, in one transaction or a series of related transactions, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Voting Shares of the Company entitled to exercise more than 50% of the total voting power of all outstanding Voting Shares of the Company (including any Voting Shares that are not then outstanding of which such person or group is deemed the beneficial owner); or

          (b) any consolidation of the Company with, or merger of the Company into, any other person, any merger of another person into the Company, or any sale, lease or transfer of all or substantially all of the assets of the Company to another person (other than a merger (i) which results in the holders of Common Stock of the Company immediately prior to giving effect to such transaction owning shares of capital stock of the surviving corporation in such transaction representing in excess of 40% of the total voting power of all shares of capital stock of such surviving corporation entitled to vote generally in the election of directors and (ii) in which the shares of the surviving corporation held by such holders are, or immediately upon issuance will be, listed on a national securities exchange or quoted on the NASDAQ National Market System and are not subject to any right of repurchase by the issuer thereof or any third party and are not otherwise subject to any encumbrance as a result of such transaction, provided, that the surviving corporation assumes or guarantees the Company's obligations under the Debentures); provided, however, that a Fundamental Change shall not occur if either (i) for any five trading days immediately preceding either the public announcement by the Company of such transaction or the consummation of such transaction, the last sale price of the Common Stock is equal to at least 105% of the conversion price in effect on such trading days, or (ii) at least 90% of the consideration (excluding cash payments for fractional shares) in such transaction or transactions to the holders of Common Stock consists of shares of common stock at are, or immediately upon issuance will be, listed on a national securities exchange or quoted on the NASDAQ National Market System, and as a result of such transaction or transactions, the Debentures become convertible into such common stock.

          For purposes of the foregoing, the term "Voting Shares" shall mean all outstanding shares of any class or classes (however designated) of capital stock entitled to vote generally in the election of members of the Board of Directors.

          (b) Within 30 days after the occurrence of a Fundamental Change, the Company shall mall a written notice of Fundamental Change by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law) and shall cause a copy of such notice to be published in a dally newspaper of national circulation (which shall be The Wall Street Journal unless
                                                  -----------------------
it is not then so circulated). The notice shall include the form of a Fundamental Change Purchase Notice (as defined below) to be completed by the Holder and shall state:

          (1) the date of such Fundamental Change and, briefly, the events causing such Fundamental Change;

          (2) the date by which the Fundamental Change Purchase Notice pursuant to this Section 6.10 must be given;

          (3)  the Fundamental Change Purchase Date;

          (4)  the Fundamental Change Purchase Price;

          (5) that the Fundamental Change Purchase Price is payable in cash or shares of marketable common stock of the Company or any successor corporation based on its fair market value, or a combination thereof, as may be determined by the Company and set forth in a supplemental notice to be provided at least two Business Days prior to the Final Surrender Date pursuant to Section 6.10(d);

          (6) briefly, the conversion rights of the Debentures including, without limitation, whether the lenders under the Company's Bank Credit will permit the payment of the Fundamental Change Purchase Price;

          (7)  the name and address of the Paying Agent and the Conversion
          Agent;

          (8) the Conversion Price then in effect and any adjustments thereto arising out of such Fundamental Change;

          (9) that Debentures as to which a Fundamental Change Purchase Notice has been given may be converted into Common Stock only to the extent that the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

          (10) the procedures that the Holder must follow to exercise rights under this Section 6.10;

          (11) the procedures for withdrawing a Fundamental Change Purchase Notice, including a form of notice of withdrawal; and

          (12) that the Holder must satisfy the requirements set forth in the Debentures in order to convert the Debentures.

          (c) A Holder may exercise its rights specified in subsection (a) of this Section 6.10 upon delivery of a written notice of the exercise of such rights (a "Fundamental Change Purchase Notice") to the Paying Agent at any time prior to the close of business on the Final Surrender Date, stating:

          (1) the certificate number of each Debenture that the Holder will deliver to be purchased;

          (2) the portion of the principal amount of each Debenture that the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

          (3) that such Debenture shall be purchased pursuant to the terms and conditions specified in this Indenture.

          The delivery of such Debenture to the Paying Agent prior to or on the Final Surrender Date (together with all necessary endorsements) at the office of the Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price therefor; provided, however, that such
                                            --------  -------
Fundamental Change Purchase Price shall be so paid pursuant to this Section 6.10 only if the Debenture so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Fundamental Change Purchase Notice.

          The Company shall purchase from the Holder thereof, pursuant to this
Section 6.10, a portion of a Debenture if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Debenture pursuant to Sections 6.10 through
6.15 also apply to the purchase of such portion of such Debenture.

          Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this
Section 6.10(c) shall have the right to withdraw such Fundamental Change Purchase Notice in whole or in a portion thereof that is $1,000 or in an integral multiple thereof at any time prior to the close of business on the Final Surrender Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 6.11.

          The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.

          (d) At least two Business Days prior to the Final Surrender Date, the Company shall mail and cause to be published a supplemental notice of Fundamental Change in similar form and manner as set forth in Section 6.10(b) hereof, which supplemental notice shall also state whether and to what extent the Fundamental Change Purchase Price will be paid in cash or equivalent shares of common stock of the Company or any successor corporation. For purposes of calculating the number of shares of common stock issuable upon such redemption, the value of any such common stock will be equal to the average of the closing prices of such common stock for the five trading days ending on the third trading day immediately preceding the Final Surrender Date. Payment may not be made in shares of common stock unless such shares have been, or will be no later than the Fundamental Change Purchase Date, registered under the Securities Act, or are freely tradeable pursuant to an exemption thereunder and are listed on a United States national securities exchange or quoted on the NASDAQ National Market System at the time of payment.

SECTION 6.11  Effect of Fundamental Change Purchase Notice.
              --------------------------------------------

          Upon receipt by the Paying Agent of the Fundamental Change Purchase Notice specified in Section 6.10(c) and delivery to the Paying Agent of the Debenture in respect of which such Fundamental Change Purchase Notice was given, the Holder of such Debenture shall (unless such Fundamental Change Purchase Notice is withdrawn as specified below) thereafter be entitled to receive solely the Fundamental Change Purchase Price with respect to such Debenture. Such Fundamental Change Purchase Price shall be paid to such Holder promptly following the Fundamental Change Purchase Date with respect to such Debenture (provided the conditions in Section 6.10(c) have been satisfied). Debentures in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn.

          A Fundamental Change Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to the close of business on the Final Surrender Date to which it relates, specifying:

          (1) the certificate number of each Debenture in respect of which such notice of withdrawal is being submitted,

          (2) the principal amount of the Debenture or portion thereof with respect to which such notice of withdrawal is being submitted, and

          (3) the principal amount, if any, of such Debenture that remains subject to the original Fundamental Change Purchase Notice and that has been or will be delivered for purchase by the Company.

          There shall be no purchase of any Debentures pursuant to Section 6.10 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Debentures, of the required Fundamental Change Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Fundamental Change Purchase Price with respect to such Debentures).

SECTION 6.12  Deposit of Fundamental Change Purchase Price.
              --------------------------------------------

          On or before the Business Day prior to a Fundamental Change Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount of cash or shares of marketable common stock of the Company or any successor corporation, in the manner provided in
Section 6.10(d), sufficient to pay the aggregate Fundamental Change Purchase Price of all the Debentures or portions thereof that are to be purchased as of such Fundamental Change Purchase Date. The manner in which the deposit required by this

Section 6.12 is made by the Company shall be at the option of the Company, provided that any deposit of cash shall be made in a manner such that the Trustee or the Paying Agent shall have immediately available funds on the Business Day prior to the Fundamental Change Purchase Date.

          If the Paying Agent holds, in accordance with the terms hereof, cash or shares of marketable common stock of the Company or any successor corporation, in the manner provided in Section 6.10(d), sufficient to pay the Fundamental Change Purchase Price of any Debenture properly tendered for redemption and not subsequently withdrawn, then, on and after the Fundamental Change Purchase Date, such Debenture will cease to be outstanding and interest on such Debenture will cease to accrue and will be deemed paid, and all other rights of the Holder in respect thereof shall terminate (other than the right to receive the Fundamental Change Purchase Price).

SECTION 6.13  Debentures Purchased in Part.
              ----------------------------

          Any Debenture that is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Debenture, without service charge, a new Debenture or Debentures, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Debenture so surrendered that is not purchased.

SECTION 6.14  Compliance with Securities Laws upon Purchase of any Debentures.
              ---------------------------------------------------------------

          In connection with any offer to purchase or purchase of any Debentures under Section 6.10 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (ii) file the related Schedule 13E-4 (or any successor Schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights of the Holders and obligations of the Company under Sections 6.10 through 6.13 to be exercised in the tune and in the manner specified therein.

SECTION 6.15  Repayment to the Company.
              ------------------------

          Subject to the provisions of Section 5.7 to the extent that the aggregate amount of cash or marketable stock deposited by the Company pursuant to Section 6.12 exceeds the aggregate Fundamental Change Purchase Price of the Debentures or portions thereof to be purchased, then promptly after the Business Day following the Fundamental Change Purchase Date the Trustee or the Paying Agent, as the case may be, shall return any such excess to the Company.

SECTION 6.16   No Amendments to Section 6.05(d) of the Bank Credit Agreement.
               -------------------------------------------------------------

          The Company shall not, and shall cause SkyTel not to, amend, alter or modify Section 6.05(d) of the Bank Credit Agreement as in effect on the date hereof (or any similar provision in any amended, supplemented or replacement agreement) so as to restrict SkyTel from making loans to Mtel in order to fund interest and principal payments on the Debentures.

SECTION 6.17   144A Resale.
               -----------

          Neither the Company nor its Subsidiaries shall conduct their business or take any action at would cause either the Debentures or the Common Stock issuable upon conversion thereof pursuant to Article 4 to become ineligible for resale under Rule 144A under the Securities Act.


                                   ARTICLE 7

                             SUCCESSOR CORPORATION

SECTION 7.1   When Company May Merge, etc.
              ---------------------------

          The Company shall not consolidate with or merge with or into, or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets to, any person unless:

          (a) either the Company shall be the resulting or surviving entity or such person is a corporation organized and existing under the laws of the United States, a State thereof or the District of Columbia; provided, however, that this subsection (a) shall not apply in the event of a transaction constituting a Fundamental Change;

          (b) such person expressly assumes by supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Debentures and this Indenture (in which case all such obligations of the Company shall terminate); and

          (c) immediately before and immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company as a result of such transaction as having been incurred by the Company at the time of such transaction, no default or Event of Default shall have occurred and be continuing.

          The Company shall deliver to the Trustee prior to the proposed transaction an Officers' Certificate and an Opinion of Counsel, each of which shall comply with Section 12.4 shall state that such consolidation, merger or transfer and such supplemental indenture comply with this Article 7 and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 7.2   Successor Corporation Substituted.
              ---------------------------------

          Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company in accordance with Section 7.1, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein.


                                   ARTICLE 8

                              DEFAULT AND REMEDIES

SECTION 8.1   Events of Default.
              -----------------

          An "Event of Default" occurs if:

          (1) the Company defaults in the payment of interest on any Debenture when the same becomes due and payable (whether or not such payment shall be prohibited by the provisions of Article 5) and the default continues for a period of 30 days;

          (2) the Company defaults in the payment of the principal of or premium, if any, of any Debenture when the same becomes due and payable at maturity, upon redemption or otherwise, including, without limitation, the failure by the Company to redeem the Debentures upon a Fundamental Change (whether or not such payment shall be prohibited by the provisions of Article 5);

          (3) the Company fails to comply with any of its other covenants or agreements contained in the Debentures or this Indenture, including, without limitation, failure by the Company to redeem or repurchase the Debentures at such times and in such manner as may be required by this Indenture (whether or not such payment shall be prohibited by the provisions of Article 5) and the default continues for the period and after the notice specified below;

          (4) the Company shall fail to pay at maturity or at a date fixed for prepayment or by acceleration (provided, however, such acceleration is not withdrawn, cancelled or otherwise annulled within 10 days following the occurrence of such acceleration) principal of, premium, if any, or interest under any bond, debenture, note or other evidence of indebtedness for money borrowed or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or under any guaranteed of payment by the Company of indebtedness for money borrowed, whether such indebtedness or guarantee now exists or shall hereafter be created; provided, however, no such Event of Default shall exist under this Section 8.1(4) unless the aggregate amount (which is due and unpaid whether by reason of maturity or at a date fixed for prepayment or by acceleration, provided, however, such acceleration is not withdrawn, cancelled or otherwise annulled within 10 days following the occurrence of such acceleration) of such principal, premium, if any, and interest is in excess of $10,000,000;

          (5) the Company or any Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (A) commences a voluntary case or proceeding;

               (B) consents to the entry of an order for relief against it in an involuntary case or proceeding;

               (C) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

               (D) makes a general assignment for the benefit of its creditors;
     or

          (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company or any Subsidiary in an involuntary case or proceeding;

               (B) appoints a Custodian of the Company or any Subsidiary or for all or substantially all of the property of any of them; or

               (C) orders the liquidation of the Company or any Subsidiary;

     and in each case the order or decree remains unstayed and in effect for 60 days.

          The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

          A default under clause (3) is not an Event of Default until the Trustee notifies the Company or the Holders of at least 25 % in principal amount of the Debentures then outstanding notify the Company and the Trustee, of the default, and the Company does not cure the default within 30 days after receipt of such notice. The notice given pursuant to this Section 8.1 must specify the default, demand that it be remedied and state that the notice is a "Notice of Default". When a default is cured, it ceases.

          Subject to the provisions of Sections 9.1 and 9.2, the Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the corporate trust office of the Trustee by the Company, the Paying Agent, any Holder or an agent of any Holder.

SECTION 8.2   Acceleration.
              ------------

          If an Event of Default (other than an Event of Default specified in Section 8.1(5) or (6)) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in principal amount of the Debentures then outstanding may, by notice to the Company and the Trustee, and the Trustee shall, upon the request of such Holders, declare all unpaid principal of and accrued interest to the date of acceleration on the Debentures then outstanding (if not then due and payable) to be due and payable upon any such declaration, the same shall become and be immediately due and payable. If an Event of Default specified in

Section 8.1(5) or (6) occurs, all unpaid principal of and accrued interest on the Debentures then outstanding shall ipso facto become and be immediately due
                                      ---- -----
and payable without any declaration or other act on the pan of the Trustee or any Debentureholder. The Holders of a majority in principal amount of the Debentures then outstanding by notice to the Trustee may rescind and annul an acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of and accrued interest on the Debentures which has become due solely by such declaration of acceleration, have been cured or waived; (ii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (iii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (iv) all payments due to the Trustee and any predecessor Trustee under Section 9.7 have been made. Anything herein contained to the contrary notwithstanding, in the event of any acceleration pursuant to this Section 8.2, the Company shall not be obligated to pay any premium which it would have had to pay if it had then elected to redeem the Debentures pursuant to paragraph 15 of the Debentures, except in the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium which it would have had to pay if it had then elected to redeem the Debentures pursuant to paragraph 15 of the Debentures, in which case an equivalent premium shall also become and be immediately due and payable to the extent permitted by law.

SECTION 8.3   Other Remedies.
              --------------

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or interest on the Debentures or to enforce the performance of any provision of the Debentures or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Debentures or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Debentureholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available Remedies are cumulative to the extent permitted by law.

SECTION 8.4   Waiver of Defaults and Events of Default.
              ----------------------------------------

          Subject to Sections 8.7 and 11.2, the Holders of a majority in principal amount of the Debentures then outstanding by notice to the Trustee may waive an existing default or Event of Default and its consequences, except a default in the payment of the principal of or interest on any Debenture as specified in clauses (1) and (2) of Section 8.1 or a failure by the Company to convert any Debenture into Common Stock in accordance with Article 4. When a default or Event of Default is waived, it is cured and ceases.

SECTION 8.5   Control by Majority.
              -------------------

          The Holders of a majority in principal amount of the Debentures then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Debentureholder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 8.6   Limitation on Suits.
              -------------------

          A Debentureholder may not pursue any remedy with respect to this Indenture or the Debentures (except actions for payment of overdue principal or premium, if any, or interest or for the conversion of the Debentures pursuant to
Article 4) unless:

          (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (2) the Holders of at least 2.5 % in principal amount of the Debentures then outstanding Debentures make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Debentures then outstanding.

          A Debentureholder may not use this Indenture to prejudice the rights of another Debentureholder or to obtain a preference or priority over such other Debentureholder.

SECTION 8.7   Rights of Holders to Receive Payment.
              ------------------------------------

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Debenture to receive payment of the principal of and interest on the Debenture, on or after the respective due dates expressed in the Debenture, or to bring suit for the enforcement of any such payment on or after such respective dates, or to convert the Debenture in accordance with the terms hereof, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

SECTION 8.8   Collection Suit by Trustee.
              --------------------------

          If an Event of Default in the payment of principal or interest specified in Section 8.1(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Debentures for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Debentures and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 8.9   Trustee May File Proofs of Claim.
              --------------------------------

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Debentureholders allowed in any judicial proceedings relative to the Company (or any other obligor on the Debentures), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Debentureholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Debentureholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.7, and to the extent that such payment for the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the Debentureholders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or the Trustee to authorize or accept or adopt on behalf of any Debentureholder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Debentureholder in any such proceeding.

SECTION 8.10   Priorities.
               ----------

          If the Trustee collects any money pursuant to this Article 8, it shall pay out the money in the following order:

          First, to the Trustee for amounts due under Section 9.7;

          Second, to the holders of Senior Indebtedness to the extent required by Article 5;

          Third, to Debentureholders for amounts due and unpaid on the Debentures for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Debentures for principal and interest, respectively; and

          Fourth, to the Company.

          The Trustee may fix a record date and payment date for any payment to the Debentureholders pursuant to this Section 8.10.

SECTION 8.11   Undertaking for Costs.
               ---------------------

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defense made by the party litigant. This Section 8.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 8.7, or a suit by Holders of more than 10% in principal amount of the Debentures then outstanding.

                                   ARTICLE 9

                                    TRUSTEE

 SECTION 9.1  Duties of Trustee.
              -----------------

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill, in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

          (b) Except during the continuance of an Event of Default:

          (1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no others; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) this paragraph does not limit the effect of paragraph (b) of this
     Section 9.1;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.5.

          (d) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability, expense or fee.

          (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 9.1.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.



SECTION 9.2   Rights of Trustee.
               -----------------

          Subject to Section 9.1:

          (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Section 12.4(b). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Certificate or Opinion.

          (c) The Trustee may act through its agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

          (e) The Trustee may consult with counsel and the advice or opinion of such counsel as to matters of law that shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

 SECTION 9.3   Individual Rights of Trustee.
               ----------------------------

          The Trustee in its individual or any other capacity may become the owner or pledgee of Debentures and may otherwise deal with the Company or an affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 9.10 and 9.11.

 SECTION 9.4   Trustee's Disclaimer.
               --------------------

          The Trustee makes no representation as to the validity or adequacy of this indenture or the Debentures, it shall not be accountable for the Company's use of the proceeds from the Debentures, and it shall not be responsible for any statement in the Debentures other than its certificate of authentication.

 SECTION 9.5   Notice of Default or Events of Default.
               --------------------------------------

          If a default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Debentureholder notice of the default or Event of Default within 90 days after it occurs. Except in the case of a default or an Event of Default in payment of the principal of or premium, if any, or interest on any Debenture, the Trustee may withhold the notice if the Trustee in good faith determines that withholding the notice is in the interest of Debentureholders.

 SECTION 9.6   Reports by Trustee to Holders.
               -----------------------------

          If such report is required by TIA (S) 313, within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Debentureholder a brief report dated as of such May 15 that complies with TIA (S) 313(a). The Trustee also shall comply with TIA
(S) 313(b)(2) and (c).

          A copy of each report at the time of its mailing to the Debentureholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the securities are listed. The Company shall notify the Trustee whenever the Debentures become listed on any stock exchange and any changes in the stock exchanges on which the Debentures are listed.

 SECTION 9.7   Compensation and Indemnity.
               --------------------------

          The Company shall pay to the Trustee from time to time reasonable compensation for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses may include the reasonable compensation, disbursements and expenses of Trustee's agents and counsel.

          The Company shall indemnify the Trustee for, and hold it harmless against, any loss, liability or expense incurred by it in connection with its duties under this Indenture or any action or failure to act as authorized or within the discretion or rights or powers conferred upon the Trustee hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its written consent.

          The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it through its negligence or bad faith.

          To secure the Company's payment obligations in this Section, the Trustee shall have a senior claim to which the Debentures are hereby made subordinate on all money or property held or collected by the Trustee, except such money or property held in trust to pay the principal of and interest on particular Debentures. The obligations of the Company under this Section 9.7 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Debentures upon all property and funds held or collected by the Trustee as such except funds held in trust for the benefit of the Holders of particular Debentures. The obligation of the Company under this Section 9.7 shall survive the satisfaction and discharge of this Indenture.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 8.1(5) or (6) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

 SECTION 9.8   Replacement of Trustee.
               ----------------------

          The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the Debentures then outstanding may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee with the Company's written consent. The Company may remove the Trustee if:

               (1) the Trustee fails to comply with Section 9.10;

               (2) the Trustee is adjudged a bankrupt or an insolvent;

               (3) a receiver or other public officer takes charge of the Trustee or its property; or

               (4) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

          If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in principal amount of the Debentures then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee falls to comply with Section 9.10, any Debentureholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee and be released from its obligations (exclusive of any liabilities Trustee may have incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mall notice of its succession to each Debentureholder.

          Notwithstanding replacement of the Trustee pursuant to this Section 9.8, the Company's obligations under Section 9.7 hereof shall continue for the benefit of the retiring Trustee.

 SECTION 9.9   Successor Trustee by Merger, etc.
               ---------------------------------

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee, provided such transferee corporation shall qualify and be eligible under Section 9.10.

SECTION 9.10   Eligibility; Disqualification.
               -----------------------------

          This Indenture shall always have a Trustee who satisfies the requirements of paragraphs (1), (2) and (5) of TIA (S) 310. If at any tune the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article Nine. The Trustee shall be subject to the provisions of TIA (S) 310(b). Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA (S) 310(b).

 SECTION 9.11  Preferential Collection of Claims Against Company.
               -------------------------------------------------

          The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

                                   ARTICLE 10

                    SATISFACTION AND DISCHARGE OF INDENTURE

 SECTION 10.1  Termination of Company's Obligations.
               ------------------------------------

          The Company may terminate all of its obligations under the Debentures and this Indenture (except those obligations referred to in the immediately succeeding paragraph) if all of the Debentures previously authenticated and delivered (other than destroyed, lost or stolen Debentures which have been replaced or paid or Debentures for whose payment money has theretofore been held in trust and thereafter repaid to the Company, as provided in Section 10.3) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations maturing as to principal and interest in such amounts and at such times as are sufficient without consideration of any reinvestment of such interest, to pay the principal of and interest on the Debentures then outstanding to maturity or to the date fixed for redemption and to pay all other sums payable by it hereunder. The Company may make an irrevocable deposit pursuant to this Section 10.1 only if at such time it is not prohibited from doing so under the provisions of Article 5 and the Company shall have delivered to the Trustee and any such Paying Agent an Officers' Certificate to that effect and that all other conditions to such deposit have been complied with.

          The Company's obligations in paragraph 13 of the Debentures, in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.11, 6.1, 6.3, 9.7, 9.8 and 10.4, and in
Article 4 shall survive until the Debentures are no longer outstanding. Thereafter, the Company's obligations in such paragraph 13 and in Section 9.7 shall survive.

          After such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Debentures and this Indenture, except for those surviving obligations specified above.

          "U.S. Government Obligations" means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged.

 SECTION 10.2  Application of Trust Money.
               --------------------------

          The Trustee or the Paying Agent shall hold in trust, for the benefit of the Holders, money or U.S. Government Obligations deposited with it pursuant to Section 10.1, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of the principal of and interest on the Debentures. Money and U.S. Government Obligations so held in trust shall not be subject to the subordination provisions of Article 5.

 SECTION 10.3  Repayment to Company.
               --------------------

          Subject to Section 10.1, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or U.S. Government Obligations held by them at any time.

          The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Debentureholders entitled to money must look to the Company for payment as general creditors unless otherwise prohibited by law.

 SECTION 10.4  Reinstatement.
               -------------

          If the Trustee or the Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 10.1 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to
Section 10.1 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 10.1; provided, however, that if the Company has made any payment of the principal of or interest on any Debentures because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Debentures to receive any such payment from the money or U.S. Government Obligations held by the Trustee or the Paying Agent.

                                   ARTICLE 11

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

 SECTION 11.1  Without Consent of Holders.
               --------------------------

          The Company and the Trustee may amend or supplement this Indenture or the Debentures without notice to or consent of any Debentureholder:

          (1) to comply with Sections 6.4 and 7.1;

          (2) to provide for uncertificated Debentures in addition to or in place of certificated Debentures;

          (3) to cure any ambiguity, defect or inconsistency, or to make any other change that does not adversely affect the rights of any Debentureholder; or

          (4) to comply with the provisions of the TIA.

 SECTION 11.2  With Consent of Holders.
               -----------------------

          The Company and the Trustee may amend or supplement this Indenture or the Debentures without notice to any Debentureholder but with the written consent of the Holders of a majority of the Debentures then outstanding. The Holders of a majority in principal amount of the Debentures then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Debentures without notice to any Debentureholder. Subject to Section 11.4, without the written consent of each Debentureholder affected, however, an amendment, supplement or waiver, including a waiver pursuant to
Section 8.4, may not:

          (1) extend the stated maturity of the Debentures;

          (2) reduce the rate of or extend the time for payment of interest on the Debentures;

          (3) reduce the principal amount or premium, if any, on the Debentures;

          (4) impair the rights of any holder of the Debentures to institute suit for payment thereof;

          (5) change the currency in which the Debentures are payable;

          (6) impair the right of any holder to convert the Debentures into cash, securities or other assets;

          (7) modify the subordination provisions set forth herein in a manner adverse to the holders of the Debentures;

          (8) impair the rights of holders to cause the Company to repurchase the Debentures upon a Fundamental Change;

          (9) reduce the percentage of Debentures, the holders of which must consent to any such modification.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

          An amendment under this Section 11.2 may not make any change that adversely affects the rights under Article 5 of any holder of an issue of Senior Indebtedness unless the holders of that issue, pursuant to its terms, consent to the change.

 SECTION 11.3  Compliance with Trust Indenture Act.
               -----------------------------------

          Every amendment to or supplement of this Indenture or the Debentures shall comply with the TIA as in effect at the date of such amendment or supplement.

 SECTION 11.4  Revocation and Effect of Consents.
               ---------------------------------

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Debenture or portion of a Debenture that evidences the same debt as the consenting Holder's Debenture, even if notation of the consent is not made on any Debenture. However, any such Holder or subsequent Holder may revoke the consent as to his Debenture or portion of a Debenture if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

          After an amendment, supplement or waiver becomes effective, it shall bind every Debentureholder, unless it makes a change described in any of clauses
(1) through (8) of Section 11.2. In that case the amendment, supplement or waiver shall bind each Holder of a Debenture who has consented to it and every subsequent Holder of a Debenture or portion of a Debenture that evidences the same debt as the consenting Holder's Debenture.

 SECTION 11.5  Notation On or Exchange of Debentures.
               -------------------------------------

          If an amendment, supplement or waiver changes the terms of a Debenture, the Trustee may require the Holder of the Debenture to deliver it to the Trustee. The Trustee may place an appropriate notation on the Debenture about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Debenture shall issue and the Trustee shall authenticate a new Debenture that reflects the changed terms.

 SECTION 11.6  Trustee to Sign Amendments, etc.
               --------------------------------

          The Trustee shall sign any amendment or supplement authorized pursuant to this Article 11 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing or refusing to sign such amendment or supplement, the Trustee shall be entitled to receive and, subject to Section
9.1 shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplement is authorized or permitted by this Indenture. The Company may not sign an amendment or supplement until the Board of Directors approves it.

                                   ARTICLE 12

                                 MISCELLANEOUS

 SECTION 12.1  Trust Indenture Act Controls.
               ----------------------------

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the TIA through operation of Section 318(c) thereof, such imposed duties shall control.

 SECTION 12.2  Notices.
               -------

          Any notice or communication shall be given in writing and delivered in person or mailed by certified or registered mail, return receipt requested, addressed as follows:

               if to the Company:

               Mobile Telecommunication Technologies Corp.
               200 South Lamar Street
               Security Centre, South Building
               Jackson, Mississippi 39201

               Attention:     Vice President-Finance
               if to the Trustee:



Such notices or communications shall be effective when received.

          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Debentureholder shall be mailed by first-class mail to him at his address shown on the register kept by the Registrar.

          Failure to mail a notice or communication to a Debentureholder or any defect in it shall not affect its sufficiency with respect to other Debentureholders. If a notice or communication to a Debentureholder is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

 SECTION 12.3  Communications by Holders with Other Holders.
               --------------------------------------------

     The Debentureholders may communicate pursuant to TIA (S) 312(b) with other Debentureholders with respect to their rights under this Indenture or the Debentures. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA (S) 312(c).

 SECTION 12.4  Certificate and Opinion as to Conditions Precedent.
               --------------------------------------------------

          (a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

               (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants compliance with which constitutes a condition precedent) have been complied with.

          (b) Each Officers' Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture (other than annual certificates provided pursuant to Section 6.5 hereof) shall include:

               (1) a statement that the person making such certificate or opinion has read such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

 SECTION 12.5  Record Date for Vote or Consent of Debentureholders.
               ---------------------------------------------------

          The Company (or, in the event deposits have been made pursuant to Sections 6.4 or 10.1, the Trustee) may set a record date for purposes of determining the identity of the Debentureholders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall be the later of 10 days prior to the first solicitation of such vote or consent or the date of the most recent list of Debentureholders famished to the Trustee pursuant to Section 2.5 hereof prior to such solicitation. If a record date is fixed, those persons who were Holders of the Debentures at such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

SECTION 12.6   Rules by Trustee, Paying Agent, Registrar.
               -----------------------------------------

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or the Paying Agent may make reasonable rules for its functions.

 SECTION 12.7  Legal Holidays.
               --------------

          A "Legal Holiday" is a Saturday, a Sunday or a day on which state or Federally chartered banking institutions in New York, New York or the city and state where the Trustee's corporate trust operations are located, which initially are Dallas, Texas, are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

 SECTION 12.8  Governing Law.
               -------------

          The laws of the State of New York shall govern this Indenture and the Debentures without regard to principles of conflicts of law.

 SECTION 12.9  No Adverse Interpretation of Other Agreements.
               ---------------------------------------------

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

 SECTION 12.10 No Recourse Against Others.
               --------------------------

          All liability described in paragraph l8 of the Debentures of any director, officer, employee or stockholder, as such, of the Company is waived and released.

 SECTION 12.11 Successors.
               ----------

          All agreements of the Company in this Indenture and the Debentures shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

 SECTION 12.12 Multiple Counterparts.
               ---------------------

          The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

 SECTION 12.13 Separability.
               ------------

          In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

 SECTION 12.14 Table of Contents, Headings, etc.
               ---------------------------------

          The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                                   SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the _____ day of _______________.


                  MOBILE TELECOMMUNICATION TECHNOLOGIES CORP.

                              By:
                                 ------------------------------
                                 Name:
                                 Title:



[SEAL]

Attest:


-------------------------
Secretary



                              [                    ]
                               --------------------
                              as Trustee

                              By:
                                 ------------------------------
                              Title:
                                    ---------------------------



[SEAL]

Attest:



------------------
Name:
Title:

                                                                       EXHIBIT A

                                                             [FACE OF DEBENTURE]
Number

                  MOBILE TELECOMMUNICATION TECHNOLOGIES CORP.

4.5 % Convertible Subordinated Debentures due 2003

          MOBILE TELECOMMUNICATION TECHNOLOGIES CORP., a Delaware corporation,
promises to pay to          or registered assigns the principal sum of
                  ----------                                          ---------
Dollars on October 15, 2003.

Interest Payment Dates:                    and
                             -------------     ---------------
Record Dates:                              and
                             -------------     ---------------

          Additional provisions of this Debenture are set forth on the other side of this Debenture.

          Dated:
                              MOBILE TELECOMMUNICATION TECHNOLOGIES CORP.

                              By:
                                 -----------------------------------
                                 Name:
                                 Title:


[SEAL]

Attest:

By:
   -----------------------
       Secretary

Certificate of Authentication:

This is one of the Debentures referred
to in the within mentioned Indenture.



as Trustee,

By:
   -----------------------
   Authorized Signatory

                                                                  [REVERSE SIDE]

                  MOBILE TELECOMMUNICATION TECHNOLOGIES CORP.

               4.5 % Convertible Subordinated Debentures due 2003

          THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS DEBENTURE, AGREES FOR THE BENEFIT OF MOBILE TELECOMMUNICATION TECHNOLOGIES CORP. (THE "COMPANY") THAT THIS DEBENTURE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO THE COMPANY (UPON CONVERSION, EXCHANGE OR REDEMPTION THEREOF OR OTHERWISE), (2) SO LONG AS THIS DEBENTURE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, BUT ONLY IN THE CASE OF A TRANSFER THAT IS EFFECTED BY THE DELIVERY TO THE TRANSFEREE OF DEFINITIVE DEBENTURES REGISTERED IN ITS NAME (OR ITS NOMINEE'S
          NAME) ON THE BOOKS MAINTAINED BY THE REGISTRAR, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULE 144 (IF AVAILABLE) UNDER THE SECURITIES ACT, OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

1.        Interest.
          --------

          Mobile Telecommunication Technologies Corp., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Debenture at the rate per annum shown above. The Company shall pay interest semi-annually on April 15 and October 15 of each year, commencing April 15, 1994. Interest on this Debenture will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of first issuance of the Debentures under the Indenture (as defined below); provided that, if there is not existing default in the payment of interest, and if this Debenture is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.        Method of Payment.
          -----------------

          The Company will pay interest on this Debenture (except defaulted interest) to the person who is the registered holder of this Debenture at the close of business on the April 1 and October 1 next preceding the interest payment date. The holder must surrender this Debenture to the Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal and interest by its check payable in such money. It may mail an interest check to the holder's registered address.

3.        Paying Agent, Registrar and Conversion Agent.
          --------------------------------------------

          Initially,            (the "Trustee") will act as Paying Agent,
Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the holder. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or Conversion Agent.

4.        Indenture, Limitations.
          ----------------------

          This Debenture is one of a duly authorized issue of Debentures of the Company designated as its 4.5% Convertible Subordinated Debentures due 2003 (the
"Debentures"), issued under an Indenture dated as of        (the "Indenture"),
between the Company and the Trustee. The terms of this Debenture include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbb), as amended by the Trust Indenture Reform Act of 1990 and as in effect on the date of the Indenture. This Debenture is subject to all such terms, and the holder of this Debenture is referred to the Indenture and said Act for a statement of them. The Debentures are subordinated unsecured obligations of the Company limited to up to $____________.

5.        Optional Redemption.
          -------------------

          The Debentures may be redeemed, at the Company's option, on and after October 25, 1996, in whole or in part at the following redemption prices (expressed as percentages of principal amount), plus accrued interest to the date fixed for redemption, if redeemed during the 12-month period beginning October 15 (October 25 for 1996) of the year indicated:

               Year                   Redemption Price
               ----                   ----------------
               1996                        103.0%
               1997                        102.5%
               1998                        102.0%
               1999                        101.5%
               2000                        101.0%
               2001                        100.5%
               2002 and thereafter         100.0%

6.    Notice of Redemption.
      ---------------------

          Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of record to be redeemed at his registered address. Debentures in denominations larger than $1,000 may be redeemed in part, but only in whole multiples of $1,000. On and after the redemption date, subject to the deposit with the Paying Agent of funds sufficient to pay the redemption price, interest ceases to accrue on or portions of them called for redemption.

7.    Purchase of at Option of Holder Upon a Fundamental Change.
      ---------------------------------------------------------

          At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple thereof) of the Debentures held by such Holder on the date that is not less than 70 nor more than 110 days after a Fundamental Change as defined in the Indenture. The repurchase price shall be payable, at the option of the Company, in cash or marketable stock based on its then fair market value, or a combination thereof. The Holder shall have the right to withdraw any Fundamental Change Purchase Notice by delivering a written notice of withdrawal to the Paying Agent in accordance with the term of the Indenture.
The obligation of the Company to pay the Fundamental Change Purchase Price will be subject to the terms of its then-existing Bank Credit Agreement or other agreements relating to borrowings which constitute Senior Indebtedness.

8.    Conversion.
      ----------

          A Holder of a Debenture may convert it into shares of Common Stock of the Company at any time prior to maturity, except that if the Debenture is called for redemption, the conversion right will terminate at the close of business on the third Business Day immediately preceding the redemption date. The initial conversion price is $45.00 per share, subject to adjustment under certain circumstances. The number of shares issuable upon conversion of a Debenture is determined by dividing the principal amount converted by the conversion price in effect on the conversion date. Upon conversion, no adjustment for interest or dividends will be made. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the market price (as defined) of the Common Stock on the last trading day prior to the date of conversion.

          To convert a Debenture, a Holder must (a) complete and sign the conversion notice set forth below, (b) surrender the Debenture to a Conversion Agent, (c) furnish appropriate endorsements or transfer documents if required by the Registrar or the Conversion Agent and (d) pay any transfer or similar tax, if required. If a Holder surrenders a Debenture for conversion between the record date for the payment of an installment of interest and the next interest payment date, the Debenture must be accompanied by payment of an amount equal to the interest payable on such interest payment date on the principal amount of the Debenture or portion thereof then converted. A Holder may convert a portion of a Debenture equal to $1,000 or any integral multiple thereof.

          A Debenture in respect of which a Holder had delivered a Fundamental Change Purchase Notice exercising the option of such Holder to require the Company to purchase such Debenture may be converted only if the notice of exercise is withdrawn as provided above and in accordance with the terms of the Indenture.

9.    Subordination.
      -------------

          The indebtedness evidenced by the Debentures is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company, as defined in the Indenture. Senior Indebtedness must be paid before any payment may be made to any Holder of the Debentures. Any Holder by accepting this Debenture agrees to and shall be bound by such subordination revisions and authorizes the Trustee to give them effect.

          In addition to all other rights of Senior Indebtedness described in the Indenture, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any terms of any instrument relating to the Senior Indebtedness or any extension or renewal of the Senior Indebtedness.

10.   Denominations, Transfer, Exchange.
      ---------------------------------

          The Debentures are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Debentures in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed by law or permitted by the Indenture.

11.   Persons Deemed Owners.
      ---------------------

          The registered holder of a Debenture may be treated as the owner of it for all purposes.

12.   Unclaimed Money.
      ---------------

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to money must look to the Company for payment.

13.   Amendment, Supplement, Waiver.
      -----------------------------

          Subject to certain exceptions, the Indenture or the Debentures may be amended or supplemented with the consent of the Holders of 66-2/3% in principal amount of the Debentures then outstanding and any past default or compliance with any provision may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the Debentures then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Debentures to, among other things, provide for uncertificated Debentures in addition to or in place of certificated Debentures, or to cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.

14.   Successor Corporation.
      ---------------------

          When a successor corporation assumes all the obligations of its predecessor under the Debentures and the Indenture, the predecessor corporation will be released from those obligations.

15.   Defaults and Remedies.
      ---------------------

          An Event of Default is: default for 30 days in payment of interest on the Debentures; default in payment of principal on them; failure by the Company for 30 days after notice to it to comply with any of its other agreements in the Indenture or the Debentures; certain events of bankruptcy or insolvency of the Company or' any of its subsidiaries; and certain defaults on other indebtedness. If an Event of Default (other than as a result of certain events of bankruptcy or insolvency), occurs and is continuing, the Trustee or the Holders of at least 2.5% in principal amount of the Debentures then outstanding may declare all unpaid principal of and accrued interest to the date of acceleration on the Debentures then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy or insolvency, all unpaid principal of and accrued interest on the Debentures then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the Debentures except as provided in the Indenture.
The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Debentures. Subject to certain limitations, Holders of a majority in principal amount of the Debentures then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

16.   Trustee Dealings with the Company.
      ---------------------------------

                                    , the Trustee under the Indenture, in its
          --------------------------
individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

17.   No Recourse Against Others.
      --------------------------

          A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Debentures or the Indenture or for any claim based on, in respect or by reason of, such obligations or their creation.

The Holder of this Debenture by accepting this Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issue of this Debenture .

18.   Discharge Prior to Maturity.
      ---------------------------

          If the Company deposits with the Trustee or the Paying Agent money or U.S. Government Obligations sufficient to pay the principal of and interest on the Debentures to maturity, the Company will be discharged from the Indenture except for certain Sections thereof.

19.   Authentication.
      --------------

          This Debenture shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on the other side of this Debenture.

20.   Abbreviations and Definitions.
      -----------------------------

          Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

          All capitalized terms used in this Debenture and not specifically defined herein are defined in the Indenture and are used herein as so defined.

21.   Indenture to Control.
      --------------------

          In the case of any conflict between the provisions of this Debenture and the Indenture, the provisions of the Indenture shall control.

          The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Mobile Telecommunication Technologies Corp., 200 South Lamar Street, Security Centre, South Building, Jackson, Mississippi 39201, Attention: Secretary.

ASSIGNMENT FORM                                                         CONVERSION NOTICE
To Assign this Debenture, fill in the form       To convert this Debenture into Common Stock of the Company,
 below:                                          check the box:
                                                                    [ ]
I or we assign and transfer this Debenture
 to                                              To convert only part of this Debenture, state the amount:

   --------------------------------------        ------------------------------------------------------
   --------------------------------------        ------------------------------------------------------
                                                 If you want the stock certificate made out in another person's
(Insert assignee's soc. sec. or tax I.D. no.)    name, fill in the form below:

-----------------------------------------        ------------------------------------------------------
-----------------------------------------        ------------------------------------------------------
-----------------------------------------
-----------------------------------------        (Insert the other person's soc. sec. or tax I.D. no.)

Print or type assignee's name, address           ------------------------------------------------------
 and zip code)                                   ------------------------------------------------------
                                                 ------------------------------------------------------
and irrevocably appoint                          ------------------------------------------------------
                                                 ------------------------------------------------------
-----------------------------------------        (Print or type other person's name, address and zip code)
agent to transfer this Debenture on the
books of the Company.  The Agent may             Your Signature:                                      *
substitute another to act for him.               ------------------------------------------------------
                                                 (Sign exactly as your name appears on the other side of
Your Signature:                         *        this Debenture)
               --------------------------
                (Sign exactly as your                                                                 *
                name appears on the              ------------------------------------------------------
                other side of this               (Sign exactly as your name appears on the other side of
                Debenture)                       this Debenture)

                                       *         Date:
----------------------------------------              --------------------------------------------------
(Sign exactly as your name appears on
 the other side of this Debenture)               *Signature guaranteed by:

Date:                                            ------------------------------------------------------------
     -----------------------------------
                                                 By:
*Signature guaranteed by:                            --------------------------------------------------------

----------------------------------------         ------------------------------------------------------------
                                                 *The signature must be guaranteed by a bank, a trust company or
By:                                               a member firm of the New York Stock Exchange.
   -------------------------------------

*The signature must be guaranteed by a
 bank, a trust company or a member firm
 of the New York Stock Exchange.









                       OPTION OF HOLDER TO ELECT PURCHASE


          If you want to elect to have this Debenture purchased by the Company pursuant to Section 6.10 of the Indenture, check the box:

                                                        [ ]

          If you want to elect to have only part of this Debenture purchased by the Company pursuant to Section 6.10 of the Indenture, state the amount: $
                                                                          -----
Date:                             Your Signature:
                                                 ------------------------------
                                                  (Sign exactly as your name
                                                   appears on the other side
                                                   of this Debenture)

                                  Print Name:
                                             -----------------------------------